Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

:
In re:	:	Chapter 11
:
GUE Liquidation Companies, Inc., et al.,(1)	:	Case No. 19-11240 (LSS)
:
Debtors.	:	(Jointly Administered)
:

FIRST AMENDED JOINT PLAN OF LIQUIDATION FOR THE DEBTORS

(1)                                 The Debtors are the following 15 entities (the last four digits of their respective taxpayer identification numbers, if any, follow in parentheses):  GUE Liquidation Companies, Inc. (5852); Bloom That, Inc. (9936); GUE Liquidation Delivery, Inc. (6960); FlowerFarm, Inc. (2852); FSC Denver LLC (7104); FSC Phoenix LLC (7970); GUE Liquidation, Inc. (1271); GUE Liquidation.CA, Inc. (7556); GUE Liquidation.COM, Inc. (4509); GUE Liquidation Group, Inc. (9190); GUE Liquidation Mobile, Inc. (7423); GUE Liquidation Giftco, LLC (5832); Provide Cards, Inc. (3462); GUE Liquidation Commerce LLC (0019); and GUE Liquidation Creations, Inc. (8964).  The Debtors’ noticing address in these chapter 11 cases is 3113 Woodcreek Drive, Downers Grove, IL 60515.

	Daniel J. DeFranceschi (No. 2732)		Heather Lennox (admitted pro hac vice)
	Paul N. Heath (No. 3704)		Thomas A. Wilson (admitted pro hac vice)
	Brett M. Haywood (No. 6166)		JONES DAY
	Megan E. Kenney (No. 6426)		901 Lakeside Avenue
	RICHARDS, LAYTON & FINGER, P.A.		Cleveland, Ohio 44114
	920 North King Street		Telephone: (216) 586-3939
	Wilmington, Delaware 19801		Facsimile: (216) 579-0212
	Telephone: (302) 651-7700	Email:	hlennox@jonesday.com
	Facsimile: (302) 651-7701		tawilson@jonesday.com
Email:	defranceschi@rlf.com
	heath@rlf.com		-and-
haywood@rlf.com
	kenney@rlf.com		Brad B. Erens (admitted pro hac vice)
Caitlin K. Cahow (admitted pro hac vice)
JONES DAY
77 West Wacker
Chicago, Illinois 60601
Telephone: (312) 782-3939
		Email:	bberens@jonesday.com
ccahow@jonesday.com

	Co-Counsel to the Debtors		Co-Counsel to the Debtors

TABLE OF CONTENTS

ARTICLE I	DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME	1

A.	Defined Terms	1
B.	Rules of Interpretation and Computation of Time	13
	1. Rules of Interpretation	13
	2. Computation of Time	14

ARTICLE II	CONSOLIDATION OF THE DEBTORS FOR PLAN PURPOSES; CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS	14

A.	Consolidation of the Debtors for Plan Purposes	14
B.	Classification and Treatment of Claims and Interests	14
C.	Unclassified Claims	14
	1. Payment of Administrative Expense Claims	14
	2. Payment of Priority Tax Claims	16
D.	Classification of Claims and Interests	17
E.	Treatment of Claims and Interests	17
	1. Priority Claims (Class 1)	17
	2. Secured Lender Claims (Class 2)	17
	3. Other Secured Claims (Class 3)	18
	4. General Unsecured Claims (Class 4)	18
	5. Interests (Class 5)	18
F.	Reservation of Rights Regarding Claims	18
G.	Postpetition Interest on Claims	18
H.	Insurance	19
I.	Class Without Voting Claim Holders	19

ARTICLE III	MEANS FOR IMPLEMENTATION OF THE PLAN	19

A.	Corporate Existence	19
	1. Dissolution of the Debtors	19
	2. Sole Recourse	19
B.	Debtor Liquidation Trust	19
	1. Debtor Liquidation Trust Generally	19
	2. Funding of and Transfer of Assets Into the Debtor Liquidation Trust	20
	3. Debtor Liquidation Trustee	20
	4. Debtor Liquidation Trustee Functions	20
	5. Debtor Liquidation Trust Agreement	21
	6. Fees and Expenses of the Debtor Liquidation Trust	21
	7. Limitation of Liability	22

	8. Indemnification	22
	9. Insurance	22
	10. Dissolution of the Debtor Liquidation Trust	23
	11. Records	23
	12. Tax Treatment; No Successor in Interest	23
	13. Settlement of Claims Other Than General Unsecured Claims	24
	14. Sales of Assets by Debtor Liquidation Trust	24
C.	Committee Liquidation Trust	24
	1. Committee Liquidation Trust Generally	24
	2. Funding of and Transfer of Assets Into the Committee Liquidation Trust	25
	3. Committee Liquidation Trustee	26
	4. Committee Liquidation Trust Agreement	26
	5. Reports to be Filed by the Committee Liquidation Trustee	26
	6. Fees and Expenses of the Committee Liquidation Trust	26
	7. Limitation of Liability	26
	8. Indemnification	27
	9. Insurance	27
	10. Dissolution of the Committee Liquidation Trust	27
	11. Cooperation and Access to Books and Records	27
	12. Tax Treatment; No Successor in Interest	28
	13. Settlement of General Unsecured Claims	29
	14. Sales of Assets by Committee Liquidation Trust	29
D.	Corporate Actions	29
	1. Constituent Documents of the Debtors	29
	2. Directors and Officers	29
	3. Corporate Action	29
E.	No Revesting of Assets	30
F.	Creation and Maintenance of Trust Accounts	30
	1. Creation of Trust Accounts	30
	2. Additional Funding of Trust Accounts	30
	3. Closure of Trust Accounts	30
G.	Preservation of Causes of Action	30
H.	Cancellation and Surrender of Instruments, Securities and Other Documentation	31
I.	Effectuating Documents; Further Transactions	31
J.	Substitution in Pending Legal Actions	31

ARTICLE IV	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	31

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	31

B.	Cure of Defaults for Executory Contracts and Unexpired Leases Assumed by the Debtor Liquidation Trust	32
C.	Claims Based on Rejection of Executory Contracts and Unexpired Leases	32
D.	Contracts and Leases Entered Into After the Petition Date	33
E.	Insurance Policies	33
F.	Reservation of Rights	34

ARTICLE V	PROVISIONS REGARDING DISTRIBUTIONS	34

A.	Distributions for Claims Allowed as of the Effective Date	34
B.	Method of Distributions to Holders of Claims	34
C.	Disbursing Agent	34
	1. Powers of the Disbursing Agent	34
	2. Expenses Incurred on or After the Effective Date	34
	3. No Liability	34
D.	Disputed Claims Reserves	35
	1. Establishment of Disputed Claims Reserves	35
	2. Maintenance of Disputed Claims Reserves	35
E.	Investment of Trust Accounts	35
F.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	35
	1. Delivery of Distributions	35
	2. Undeliverable Distributions Held by Disbursing Agents	35
G.	Distribution Record Date	36
H.	De Minimis Distributions	36
I.	Compliance with Tax Requirements	36
J.	Manner of Payment Under the Plan	37
K.	Time Bar to Cash Payments	37
L.	Setoffs	37
M.	Allocation Between Principal and Accrued Interest	37
N.	Distributions to Holders of Disputed Claims	37
O.	Claims Paid or Payable by Third Parties	38
	1. Claims Paid by Third Parties	38
	2. Claims Payable by Insurance	38

ARTICLE VI	DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS	38

A.	Allowance of Claims	38
B.	Prosecution of Objections to Claims	38
	1. Authority to Prosecute and Settle Claims	38
	2. Pending Objections	39
	3. Application of Bankruptcy Rules	39

v

	4. Authority to Amend Schedules	39
	5. Request for Extension of Claims Objection Bar Date	39
C.	Estimation of Claims	39
D.	Claims Subject to Pending Actions	39
E.	Offer of Judgment	40

ARTICLE VII	CONFIRMATION OF THE PLAN	40

A.	Conditions Precedent to Confirmation	40
B.	Conditions Precedent to the Effective Date	40
C.	Waiver of Conditions to Confirmation or the Effective Date	41
D.	Effect of Nonoccurrence of Conditions to the Effective Date	41
E.	Nonconsensual Confirmation	41
F.	Effect of Confirmation	41
	1. Dissolution of Official Committees	41
	2. Exculpation	41
	3. Releases	42
	4. Injunction	43
	5. SEC Carve Out	43
G.	Votes Solicited in Good Faith	43

ARTICLE VIII	RETENTION OF JURISDICTION	43

ARTICLE IX	MISCELLANEOUS PROVISIONS	45

A.	Modification of the Plan	45
B.	Revocation of the Plan or Non-Occurrence of the Confirmation Date or Effective Date	45
C.	Conversion or Dismissal of Certain of the Chapter 11 Cases	45
D.	Inconsistency	45
E.	Exhibits and Schedules	46
F.	Exemption from Transfer Taxes	46
G.	Severability	46
H.	Successors and Assigns	46
I.	Service of Documents	46
	1. The Debtors	46
	2. The Secured Parties	47
	3. The Creditors’ Committee	47

ARTICLE X	CONFIRMATION REQUEST	49

TABLE OF EXHIBITS

Exhibit A	Gourmet Foods Reserve Amount Protocol

Exhibit B	Debtor Liquidation Trust Agreement

Exhibit C	Committee Liquidation Trust Agreement

Exhibit D	Identity of the Debtor Liquidation Trustee

Exhibit E	Identity of the Committee Liquidation Trustee

Exhibit F	Retained Causes of Action

Exhibit G	Assumed Executory Contracts and Unexpired Leases

Exhibit H	Feasibility Analysis

Exhibit I	Liquidation Analysis

INTRODUCTION

GUE Liquidation Companies, Inc. f/k/a FTD Companies, Inc. (“GUE”), a Delaware corporation, and certain of its direct and indirect domestic subsidiaries as debtors and debtors in possession in the above-captioned cases (collectively with GUE, as further defined below, the “Debtors”) propose the following joint plan of liquidation (this “Plan”) for the resolution of the outstanding claims against and equity interests in the Debtors.  The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.  Reference is made to the Disclosure Statement for First Amended Joint Plan of Liquidation for the Debtors, distributed contemporaneously with this Plan, for a discussion of the Debtors’ history, business, results of operations, historical financial information and projections, and for a summary and analysis of this Plan.  Other agreements and documents supplement this Plan and have been or will be Filed with the Bankruptcy Court.  These supplemental agreements and documents are referenced in this Plan and the Disclosure Statement and will be available for review.

ARTICLE I
DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME

A.                                    Defined Terms

Capitalized terms used in this Plan have the meanings set forth in this Section I.A.  Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules.

1.                                      “503(b)(9) Claim” means a Claim pursuant to section 503(b)(9) of the Bankruptcy Code for the value of goods received by the Debtors in the 20 days immediately prior to the Petition Date and sold to the Debtors in the ordinary course of the Debtors’ businesses.

2.                                      “Additional Secured Lender Recovery” means the Secured Lenders’ share of the Committee Liquidation Trust Retained Causes of Action Net Proceeds, which share shall be (a) calculated by the Committee Liquidation Trustee in accordance with the terms of the Committee Settlement Agreement and in consultation with the Prepetition Agent; and (b) equal to the lesser of: (i) the value of the Secured Lender Settlement Amount as a percentage of the aggregate amount of Allowed General Unsecured Claims; and (ii) 40% of the Committee Liquidation Trust Retained Causes of Action Net Proceeds.

3.                                      “Administrative Expense Claim” means a Claim against a Debtor or its Estate for costs or expenses of administration of the Estates pursuant to sections 364(c)(1), 503(b), 503(c), 507(b) or 1114(e)(2) of the Bankruptcy Code, including:  (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code, including Professional Fee Claims; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911-1930.  In addition, 503(b)(9) Claims shall be treated as Administrative Expense Claims.

4.                                      “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.  With respect to any Person that is not a Debtor, the term “Affiliate” shall apply to such Person as if the Person were a Debtor.

5.                                      “Allowed” means with respect to Claims:  (a) any Claim (i) for which a proof of Claim has been timely Filed on or before the applicable Bar Date (or for which a proof of Claim is not required to be Filed pursuant to the Bankruptcy Code or a Final Order) or (ii) that is identified in the Schedules as of the Effective Date as not disputed, not contingent and not unliquidated, and for which no proof of Claim has been timely Filed; provided that, in the case of (i), any such Claim shall be considered Allowed only if and to the extent that no objection to the allowance thereof has been Filed by the Claims Objection Bar Date or such an objection has been Filed and the Claim thereafter has been Allowed by a Final Order; or (b) any Claim expressly deemed allowed by the Plan or allowed by a Final Order of the Bankruptcy Court (including pursuant to any stipulation or settlement agreement approved by the Bankruptcy Court).  Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered Allowed Claims.

6.                                      “Asset Sales” means the sale of substantially all assets of the Debtors authorized by the Bankruptcy Court in the:  (a) Personal Creations Sale Order; (b) FTD/ProFlowers Sale Order; and (c) Gourmet Foods Sale Order.

7.                                      “Avoidance Actions” means, collectively and individually, any and all preference actions, fraudulent conveyance actions and other claims or causes of action under sections 510, 542, 544 and 547 through and including 553 of the Bankruptcy Code and other similar state law claims and causes of action.

8.                                      “Ballot” means the applicable form or forms of ballot(s) distributed to each holder of an impaired Claim entitled to vote on the Plan on which the holder indicates either acceptance or rejection of the Plan and (when applicable) any election for treatment of such Claim under the Plan.

9.                                      “Bankruptcy Code” means title 11 of the United States Code, as now in effect or hereafter amended, as applicable to these Chapter 11 Cases.

10.                               “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware and, to the extent of the withdrawal of any reference under 28 U.S.C. § 157, the District Court.

11.                               “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

12.                               “Bar Date” means the applicable bar date by which a proof of Claim or request for payment of administrative expenses must be, or must have been, Filed, as established by an order of the Bankruptcy Court, including a Bar Date Order and the Confirmation Order.

13.                               “Bar Date Order” means the Order (I) Establishing Bar Dates for (A) Filing Proofs of Claim and (B) Assertion of Postpetition Administrative Expense Claims, (II) Approving the Form and Manner of Notice Thereof, and (III) Granting Related Relief [Docket No. 450], entered by the Bankruptcy Court on July 26, 2019, as it may be amended, supplemented or modified from time to time.

14.                               “Benefits Plans” means any plan that provides benefits including medical, life and disability but excluding pension benefits to retired employees of the Debtors, including the FTD Companies, Inc. Welfare Benefits Plan, as applicable.

15.                               “Bidding Procedures Order” means the Order (I) Approving Bidding Procedures for the Sale of Substantially All of the Debtors’ Assets, (II) Authorizing the Debtors to Enter Into One or More Stalking Horse Agreements and to Provide Bidding Protections Thereunder, (III) Scheduling an Auction and Approving the Form and Manner of Notice Thereof, (IV) Approving Assumption and Assignment Procedures, (V) Scheduling a Sale Hearing and Approving the Form and Manner of Notice Thereof and (VI) Granting Related Relief [Docket No. 201], entered by the Bankruptcy Court on June 25, 2019.

16.                               “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

17.                               “Cash” means legal tender of the United States of America and equivalents thereof.

18.                               “Causes of Action” means any action, claim, cause of action, controversy, demand, right, action, Lien, indemnity, interest, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license and franchise of any kind or character whatsoever, whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law.  For the avoidance of doubt, “Cause of Action” includes:  (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, violation of state or federal law or breach of any duty imposed by law or in equity, including securities laws, negligence and gross negligence; (c) the right to dispute, object to, compromise or seek to recharacterize, reclassify, subordinate or disallow Claims or Interests; (d) any Claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (e) any claim or defense including fraud, mistake, duress and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (f) any state or foreign law fraudulent transfer or similar claim.

19.                               “Challenge” has the meaning given to such term in the Final DIP Order to describe the rights of the Estates to pursue causes of action against the Secured Parties to the extent set forth therein.

20.                               “Chapter 11 Cases” means, collectively, the bankruptcy cases commenced in the Bankruptcy Court by the Debtors under chapter 11 of the Bankruptcy Code and jointly administered under the caption GUE Liquidation Companies, Inc., et al., 19-11240 (LSS) (Bankr. D. Del.).

21.                               “Claim” means a claim, as defined in section 101(5) of the Bankruptcy Code.

22.                               “Claims and Noticing Agent” means Omni Management Group, Inc. in its capacity as Bankruptcy Court-appointed claims and noticing agent in the Chapter 11 Cases.

23.                               “Claims Objection Bar Date” means, for all Claims, the later of:  (a) 180 days after the Effective Date and (b) such other period of limitation for objecting to Claims as may be specifically fixed by this Plan, the Confirmation Order, the Bankruptcy Rules or a Final Order of the Bankruptcy Court.  For the avoidance of doubt, the Claims Objection Bar Date may be extended one or more times by the Bankruptcy Court.

24.                               “Class” means a class of Claims or Interests, as described in Article II of this Plan.

25.                               “Closing Date” means August 23, 2019, the date upon which the last of the sales of substantially all of the Debtors’ assets pursuant to the Bidding Procedures Order closed.

26.                               “Committee Liquidation Trust” means the trust established pursuant to Section III.C of this Plan to, among other things, hold the Committee Liquidation Trust Assets and make distributions to holders of Allowed General Unsecured Claims pursuant to this Plan.

27.                               “Committee Liquidation Trust Agreement” means the trust agreement governing the Committee Liquidation Trust, which shall be substantially in the form of Exhibit C.

28.                               “Committee Liquidation Trust Assets” means (a) the Committee Settlement Amount and (b) the Committee Liquidation Trust Retained Causes of Action and any proceeds of the Committee Liquidation Trust Retained Causes of Action.

29.                               “Committee Liquidation Trust Beneficiaries” means (i) the Holders of Allowed General Unsecured Claims; and (ii) the Prepetition Agent, for the benefit of the Secured Lenders, solely with respect to the Additional Secured Lender Recovery.

30.                               “Committee Liquidation Trust Indemnified Parties” means the Committee Liquidation Trustee and its consultants, agents, attorneys, accountants, financial advisors, beneficiaries, estates, employees, officers, directors, principals, professionals and other representatives, each in their capacity as such.

31.                               “Committee Liquidation Trust Expenses” means any and all reasonable fees, costs and expenses (including, without limitation, the Committee Liquidation Trust Retained Causes of Action Expenses) incurred by the Committee Liquidation Trust or the Committee Liquidation Trustee (or any Third Party Disbursing Agent or any professional or other Person retained by the Committee Liquidation Trustee) on or after the Effective Date in connection with any of their duties under the Plan, the Committee Settlement Agreement and the Committee Liquidation Trust Agreement (and prior to the Effective Date in connection with the preparation of the Committee Liquidation Trust Agreement), including any administrative fees, attorneys’ fees and expenses, insurance fees, taxes and escrow expenses.

32.                               “Committee Liquidation Trust Retained Causes of Action” means any and all (a) Causes of Action of any Debtor that is not a Debtor Liquidation Trust Retained Cause of Action, including, without limitation, Avoidance Actions; and (b) rights of the Debtors or their Estates with respect to General Unsecured Claims filed in these Chapter 11 Cases.

33.                               “Committee Liquidation Trust Retained Causes of Action Expenses” means any fees and expenses incurred by the Committee Liquidation Trust in connection with the Committee Liquidation Trust Retained Causes of Action.

34.                               “Committee Liquidation Trust Retained Causes of Action Net Proceeds” means the proceeds from the Committee Liquidation Trust Retained Causes of Action in excess of the Committee Liquidation Trust Retained Causes of Action Expenses.

35.                               “Committee Liquidation Trustee” means the trustee appointed pursuant to Section III.C.3 of this Plan (or any successor trustee), in his, her or its capacity as the trustee of the Committee Liquidation Trust.

36.                               “Committee Settlement” means the settlement between the Committee Settlement Parties documented in the Committee Settlement Agreement.

37.                               “Committee Settlement Agreement” means the Settlement Agreement by and among the Committee Settlement Parties, dated December 3, 2019, as filed on December 9, 2019 (D.I. 996-1).

38.                               “Committee Settlement Amount” means Cash in an amount of $4,200,000.

39.                               “Committee Settlement Amount Net Proceeds” means the Committee Settlement Amount less all amounts necessary to pay Committee Liquidation Trust Expenses (excluding Committee Liquidation Trust Retained Causes of Action Expenses).

40.                               “Committee Settlement Parties” means, the Creditors’ Committee and the Prepetition Agent (on behalf of itself and the Secured Lenders).

41.                               “Confirmation” means the entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases.

42.                               “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

43.                               “Confirmation Hearing” means the hearing held by the Bankruptcy Court on Confirmation of this Plan, as such hearing may be continued.

44.                               “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

45.                               “Credit Agreement” means that certain Credit Agreement, dated as of July 17, 2013 (as amended, supplemented or otherwise modified), among FTD Companies, Inc. and Interflora British Unit, as borrowers, certain wholly-owned domestic subsidiaries of FTD Companies, Inc. as guarantors, the financial institutions from time to time party thereto as lenders and Bank of America, N.A., as administrative agent for the lenders, including (a) all amendments thereto and extensions thereof and (b) all security agreements, documents and instruments related thereto.

46.                               “Creditors’ Committee” means the statutory official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to the Notice of Appointment of Committee of Unsecured Creditors [Docket No. 118], as it may be reconstituted from time to time.

47.                               “Cure Amount Claim” means a Claim based upon a Debtor’s defaults under an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by such Debtor under section 365 of the Bankruptcy Code to the extent such Claim is required to be cured by section 365 of the Bankruptcy Code.

48.                               “Debtors” means:  (a) GUE Liquidation Companies, Inc. (f/k/a FTD Companies, Inc.); (b) Bloom That, Inc.; (c) GUE Liquidation Delivery, Inc. (f/k/a Florists’ Transworld Delivery, Inc.); (d) FlowerFarm, Inc.; (e) FSC Denver LLC; (f) FSC Phoenix LLC; (g) GUE Liquidation, Inc. (f/k/a FTD, Inc.); (h) GUE Liquidation.CA, Inc. (f/k/a FTD.CA, Inc.); (i) GUE Liquidation.COM, Inc. (f/k/a FTD.COM Inc.); (j) GUE Liquidation Group, Inc. (f/k/a FTD Group, Inc.); (k) GUE Liquidation Mobile, Inc. (f/k/a FTD Mobile, Inc.); (l) GUE Liquidation Giftco, LLC (f/k/a Giftco, LLC); (m) Provide Cards, Inc.; (n) GUE Liquidation Commerce LLC (f/k/a Provide Commerce LLC); and (o) GUE Liquidation Creations, Inc. (f/k/a Provide Creations, Inc.).

49.                               “Debtor Liquidation Trust” means the trust established pursuant to Section III.B of this Plan to, among other things, hold the Debtor Liquidation Trust Assets and make distributions to holders of Allowed Claims, other than Allowed General Unsecured Claim, pursuant to this Plan.

50.                               “Debtor Liquidation Trust Agreement” means the trust agreement governing the Debtor Liquidation Trust, which shall be substantially in the form of Exhibit B.

51.                               “Debtor Liquidation Trust Assets” means, collectively, all assets of the Debtors’ Estates which are not Committee Liquidation Trust Assets, including, without limitation: (a) the Wind Down Reserve Amount; (b) the Gourmet Foods Reserve Amount; (c) any rights to the Personal Creations Escrow Amount; (d) any rights to the Interflora Escrow Amount; (e) any rights to the FTD/ProFlowers Escrow Amount; (f) any rights to the Payment Processor Escrow Amount; (g) the Employee Termination Fund Amount; (h) the Tax Fund Amount; (i) the TSA Funds; (j) the Tax Refunds; (k) the Texas Ad Valorem Settlement Reserve Amount; (l) the Professional Fee Escrow Amount; and (m) the Debtor Liquidation Trust Retained Causes of Action.

52.                               “Debtor Liquidation Trust Beneficiaries” shall have the meaning ascribed to the term “Beneficiaries” in the Debtor Liquidation Trust Agreement.

53.                               “Debtor Liquidation Trust Expenses” means any and all reasonable fees, costs and expenses incurred by the Debtor Liquidation Trust or the Debtor Liquidation Trustee (or any Third Party Disbursing Agent or any professional or other Person retained by the Debtor Liquidation Trustee) on or after the Effective Date in connection with any of their duties under the Plan and the Debtor Liquidation Trust Agreement (and prior to the Effective Date in connection with the preparation of the Debtor Liquidation Trust Agreement and Debtor Liquidation Trust), including any administrative fees, attorneys’ fees and expenses, insurance fees, taxes and escrow expenses.

54.                               “Debtor Liquidation Trust Indemnified Parties” means the Debtor Liquidation Trustee and its consultants, agents, attorneys, accountants, financial advisors, beneficiaries, estates, employees, officers, directors, principals, professionals and other representatives, each in their capacity as such.

55.                               “Debtor Liquidation Trust Retained Causes of Action” means (a) Pending Actions and (b) any and all rights of the Debtors or their Estates with respect to Claims (other than General Unsecured Claims) filed in these Chapter 11 Cases.

56.                               “Debtor Liquidation Trustee” means the trustee appointed pursuant to Section III.B.3 of this Plan (or any successor trustee), in his, her or its capacity as the trustee of the Debtor Liquidation Trust.

57.                               “Debtor Liquidation Trustee Functions” means the functions and duties of the Debtor Liquidation Trust and/or the Debtor Liquidation Trustee set forth in Section III.B of the Plan, or as otherwise provided in the Debtor Liquidation Trust Agreement.

58.                               “DIP Secured Parties” shall have the meaning given in the Final DIP Order.

59.                               “Disbursing Agent” means the Debtor Liquidation Trustee or Committee Liquidation Trustee, as applicable, each in its respective capacity as disbursing agent hereunder, or any Third Party Disbursing Agent.

60.                               “Disclosure Statement” means the disclosure statement (including all exhibits and schedules thereto or referenced therein) that relates to this Plan and has been prepared and distributed by the Debtors, as plan proponents, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified or supplemented.

61.                               “Disclosure Statement Order” means an order entered by the Bankruptcy Court approving the Disclosure Statement.

62.                               “Disputed Claim” means:

a.                                      a Claim that is listed on a Debtor’s Schedules as either disputed, contingent or unliquidated, whether or not a proof of Claim has been Filed;

b.                                      a Claim that is listed on a Debtor’s Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted by the Holder in a proof of Claim varies from the nature or amount of such Claim as it is listed on the Schedules;

c.                                       a Claim that is not listed on a Debtor’s Schedules;

d.                                      a Claim as to which the applicable Debtor, the Debtor Liquidation Trust or Committee Liquidation Trust or, prior to the Confirmation Date, any other party in interest, has Filed an objection by the Claims Objection Bar Date and such objection has not been withdrawn or denied by a Final Order; or

e.                                       a Claim for which a proof of Claim or request for payment of Administrative Expense Claim is required to be Filed under the Plan or Bar Date Order and no such proof of Claim or request for payment of Administrative Expense Claim is or was timely Filed.

63.                               “Disputed Claims Reserves” means the reserve fund(s) established pursuant to Section V.D of this Plan.

64.                               “Dissolution Transactions” means the transactions contemplated in Section III.A of this Plan and such other transactions that the Debtor Liquidation Trustee determines to be necessary or appropriate to implement the terms of this Plan.

65.                               “Distribution” means a distribution under the Plan of property to a Holder of a Claim on account of such Claim.

66.                               “Distribution Date” means a date selected by the Debtor Liquidation Trustee or Committee Liquidation Trustee, as applicable, in accordance with the terms of the Plan to make Distributions on account of Allowed Claims.

67.                               “Distribution Record Date” means the Confirmation Date.

68.                               “District Court” means the United States District Court for the District of Delaware.

69.                               “Document Website” means the internet address https://omnimgt.com/GUE, at which the Plan, the Disclosure Statement and all Filed Exhibits shall be available to any party in interest and the public, free of charge.

70.                               “Effective Date” means a day, as determined by the Debtors, that is the Business Day as soon as reasonably practicable after all conditions to the Effective Date set forth in Section VII.B have been met or waived in accordance with Section VII.C.

71.                               “Employee Termination Fund” means such fund in the original amount of $1,431,585 established by the Debtors for severance and other termination related payment to employees terminated after the Closing Date.

72.                               “Employee Termination Fund Amount” means any amounts remaining in the Employee Termination Fund as of the Effective Date.

73.                               “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

74.                               “Estate” means, as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

75.                               “Exculpated Parties” means, collectively, and in each case in its capacity as such:  (a) the Debtors; (b) the Creditors’ Committee; and (c) with respect to each of the foregoing, such Entities’ current and former affiliates, subsidiaries, officers, directors, managers, principals, members, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives and other professionals.

76.                               “Executory Contract” means a contract to which a Debtor is a party that is subject to assumption, assumption and assignment or rejection under section 365 of the Bankruptcy Code.

77.                               “Exhibits” means, collectively, the documents listed on the “Table of Exhibits” included herein, which documents will be Filed no later than November 22, 2019 at 4:00 p.m. (prevailing Eastern Time), unless otherwise ordered by the Court, to the extent not Filed earlier.  All Exhibits will be made available on the Document Website once they are Filed.  The Debtors reserve the right, in accordance with the terms hereof, to modify, amend, supplement, restate or withdraw any of the Exhibits after they are Filed and shall promptly make such changes available on the Document Website.

78.                               “File,” “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

79.                               “Final DIP Order” means the Final Order Pursuant to Sections 105, 361, 362, 363, 364, and 507 of the Bankruptcy Code, Bankruptcy Rule 4001, and Local Rule 4001-2, (I) Authorizing Debtors to (A) Obtain Postpetition Financing and (B) Use Cash Collateral, (II) Granting Adequate Protection to Prepetition Secured Parties, (III) Scheduling Final Hearing, and (IV) Granting Related Relief [Docket No. 311], entered by the Bankruptcy Court on July 2, 2019.

80.                               “Final Distribution Date” means, with respect to a particular Class of Claims, the Distribution Date upon which final Distributions to claimants in the Class are to be made.

81.                               “Final Order” means an order or judgment of the Bankruptcy Court, or any other court of competent jurisdiction, as entered on the docket in the Chapter 11 Cases or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move, under Bankruptcy Rule 9023 or Rule 59 of the Federal Rules of Civil Procedure, for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceeding for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed relating to such order shall not prevent such order from being a Final Order.

82.                               “FTD/ProFlowers APA” means the Second Amended and Restated Asset Purchase Agreement, dated as of July 31, 2019, by and among Gateway Mercury Holdings, LLC and FTD, Inc. and the other sellers party thereto, as approved by the FTD/ProFlowers Sale Order.

83.                               “FTD/ProFlowers Escrow” means such escrow fund established in an original amount of $9,500,000 pursuant to the FTD/ProFlowers APA.

84.                               “FTD/ProFlowers Escrow Amount” means any amounts remaining in the FTD/ProFlowers Escrow as of the Effective Date and any other amounts owed to the Debtors, on account of the sale of assets, pursuant to the FTD/ProFlowers APA.

85.                               “FTD/ProFlowers Sale Order” means the Order (I) Approving the Sale of the FTD Assets and Restructured ProFlowers Business and Related Assets Free and Clear of Liens, Claims, Interests and Encumbrances to Gateway Mercury Holdings, LLC, (II) Approving the Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection Therewith and (III) Granting Related Relief [Docket No. 552], entered by the Bankruptcy Court on August 9, 2019.

86.                               “Gateway TSA” means that Transition Services Agreement executed in connection with the sale approved by the FTD/ProFlowers Sale Order.

87.                               “General Unsecured Claim” means any Claim against any of the Debtors that is (a) unpaid as of the Effective Date and (b) not an Administrative Expense Claim, Secured Lender Claim, Other Secured Claim, Cure Amount Claim, Priority Claim, Priority Tax Claim or Intercompany Claim.

88.                               “Gourmet Foods APA” means the Asset Purchase Agreement, dated as of July 31, 2019, by and between SBGF Acquisition, LLC and Provide Commerce LLC, as approved by the Gourmet Foods Sale Order.

89.                               “Gourmet Foods Reserve” means such fund established in an original amount of $6,727,500 pursuant to the Gourmet Foods Sale Order.

90.                               “Gourmet Foods Reserve Amount” means any amounts remaining in the Gourmet Foods Reserve as of the Effective Date.

91.                               “Gourmet Foods Reserve Amount Protocol” means the agreed division of the Gourmet Foods Reserve set forth on Exhibit A to the Plan.

92.                               “Gourmet Foods Sale Order” means the Order (I) Approving Sale of Gourmet Foods and Related Assets Free and Clear of Liens, Claims, Interests, and Encumbrances to SBGF Acquisition, LLC, (II) Approving the Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection Therewith and (III) Granting Related Relief [Docket No. 553], entered by the Bankruptcy Court on August 9, 2019.

93.                               “Governmental Unit” means a “governmental unit,” as defined in section 101(27) of the Bankruptcy Code.

94.                               “GUE” means Debtor GUE Liquidation Companies, Inc. (f/k/a FTD Companies, Inc.), a Delaware corporation.

95.                               “Holder” means an Entity holding a Claim against, or an Interest in, a Debtor, as the context requires.

96.                               “Impaired” means, with respect to a Class of Claims or Interests, a Claim or an Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

97.                               “Insurance Policies” means, collectively, all insurance policies under which a Debtor is an insured party (including all related insurance agreements).

98.                               “Intercompany Claim” means any Claim against a Debtor held by another Debtor.

99.                               “Interflora Escrow” means such escrow fund established in an original amount of $1,500,000 pursuant to the Agreement for the Sale and Purchase of Shares in the Capital of FTD UK Holdings Limited, dated as of May 31, 2019, by and among FTD, Inc. and Teleflora UK Holdings Ltd.

100.                        “Interflora Escrow Amount” means any amounts remaining in the Interflora Escrow as of the Effective Date.

101.                        “Interest” means the rights of the Holders of the membership interests or equity interests in a Debtor and outstanding immediately prior to the Petition Date, and any options, warrants or other rights with respect thereto, or any other instruments evidencing an ownership interest in a Debtor and the rights of any Entity to purchase or demand the issuance of any of the foregoing, including:  (a) redemption, conversion, exchange, voting, participation and dividend rights (including any rights in respect of accrued and unpaid dividends); (b) liquidation preferences; and (c) stock options and warrants.

102.                        “Interim Compensation Order” means the Order Granting Motion of the Debtors for an Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals [Docket No. 276], entered by the Bankruptcy Court on July 1, 2019.

103.                        “IRS” means the United States Internal Revenue Service.

104.                        “Liabilities” means any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, arising in law, equity or otherwise, that are based in whole or in part on any act, event, injury, omission, transaction or agreement.

105.                        “Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

106.                        “Lienholder” means any party holding a valid Lien against the property of the Debtors’ Estates which Lien is properly perfected under applicable law.

107.                        “Lienholder Claim” means any Claim of a Lienholder whose Lien would be senior in priority under applicable law to the Liens held by the Secured Parties securing the Secured Lender Claims.

108.                        “Liquidation Trusts” means the Debtor Liquidation Trust and Committee Liquidation Trust.

109.                        “Liquidation Trust Agreements” means the Debtor Liquidation Trust Agreement and Committee Liquidation Trust Agreement.

110.                        “Liquidation Trust Assets” means the Debtor Liquidation Trust Assets and Committee Liquidation Trust Assets.

111.                        “Liquidation Trust Beneficiaries” means the Debtor Liquidation Trust Beneficiaries and Committee Liquidation Trust Beneficiaries.

112.                        “Liquidation Trustees” means the Debtor Liquidation Trustee and Committee Liquidation Trustee.

113.                        “Notice Parties” means, collectively, the parties listed in Section IX.I.

114.                        “Objection Deadline” means the deadline to File objections to Confirmation of this Plan, which is December 2, 2019 at 4:00 p.m. (prevailing Eastern Time) or any other deadline to File objections to Confirmation of this Plan established by the Disclosure Statement Order.

115.                        “Ordinary Course Professional” means an Entity (other than a Professional) retained and compensated by the Debtors in accordance with the Ordinary Course Professionals Order.

116.                        “Ordinary Course Professionals Order” means the Order Granting Motion of the Debtors for an Order (I) Authorizing the Retention and Payment, Nunc Pro Tunc as of the Petition Date, of Professionals Utilized by the Debtors in the Ordinary Course of Business and (II) Granting Certain Related Relief [Docket No. 277], entered by the Bankruptcy Court on July 1, 2019.

117.                        “Other Secured Claims” means, collectively, Secured Claims that are not Administrative Expense Claims or Secured Lender Claims.

118.                        “Payment Processor Escrows” means escrows or similar holdbacks established by entities that provided the Debtors prior to the Closing Date with payment processing or similar services, including Bank of America Merchant Services, PayPal and American Express.

119.                        “Payment Processor Escrow Amount” means any amounts remaining in the Payment Processor Escrows as of the Effective Date.

120.                        “Pending Actions” means any action, controversy, demand, or suit to which the Debtor is a party on the Effective Date.

121.                        “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

122.                        “Personal Creations APA” means the Asset Purchase Agreement, dated as of June 23, 2019, by and among PlanetArt, LLC and Provide Creations, Inc., Provide Commerce LLC, FTD, Inc. and Giftco LLC, as approved by the Personal Creations Sale Order.

123.                        “Personal Creations Escrow” means such escrow fund established in an original amount of $2,000,000 pursuant to the Personal Creations APA.

124.                        “Personal Creations Escrow Amount” means any amounts remaining in the Personal Creations Escrow as of the Effective Date and any other amounts owed to the Debtors, on account of the sale of assets, pursuant to the Personal Creations APA.

125.                        “Personal Creations Sale Order” means the Order (I) Approving the Sale of the Personal Creations and Related Assets Free and Clear of Liens, Claims, Interests and Encumbrances to PlanetArt, LLC (II) Approving the Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection therewith and (III) Granting Related Relief [Docket No. 490], entered by the Bankruptcy Court on August 1, 2019.

126.                        “Petition Date” means June 3, 2019, the date on which the Debtors Filed their petitions for relief commencing the Chapter 11 Cases.

127.                        “Plan” means this joint plan of liquidation for the Debtors, and all Exhibits attached hereto or referenced herein, as the same may be amended, modified or supplemented.

128.                        “Plan Supplement” means the compilation of documents and forms of documents as amended from time to time that constitute Exhibits to the Plan that the Debtors shall File with the Bankruptcy Court no later than November 22, 2019 at 4:00 p.m. (prevailing Eastern Time), unless otherwise ordered by the Court, including, without limitation, the following:  (a) the Debtor Liquidation Trust Agreement; (b) the Committee Liquidation Trust Agreement; (c) the identity of the Debtor Liquidation Trustee; (d) the identity of the Committee Liquidation Trustee; (e) the non-exclusive schedule of retained Causes of Action; (f) the schedule of Executory Contracts and Unexpired Leases to be assumed; (g) the Feasibility Analysis; and (h) the Liquidation Analysis.

129.                        “PlanetArt TSA” means the Transition Services Agreement executed in connection with the sale approved by the Personal Creations Sale Order.

130.                        “Prepetition Agent” means Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer under the Credit Agreement.

131.                        “Priority Claim” means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code that is not an Administrative Expense Claim or a Priority Tax Claim.

132.                        “Priority Tax Claim” means a Claim that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

133.                        “Pro Rata” means, when used with reference to a distribution of property to Holders of Allowed Claims in a particular Class or any other specified group of Claims pursuant to this Plan, proportionately, so that with respect to a particular Allowed Claim in such Class or in such group, the ratio of the amount of property to be distributed on account of such Claim to the amount of such Claim is the same as the ratio of the amount of property to be distributed on account of all Allowed Claims in such Class or group of Claims to the amount of all Allowed Claims in such Class or group of Claims.  Until all Disputed Claims in a Class are resolved, Disputed Claims shall be treated as Allowed Claims in their face amount for purposes of calculating Pro Rata distribution of property to Holders of Allowed Claims in such Class.

134.                        “Professional” means any Entity (a) employed in the Chapter 11 Cases by the Debtors or the Creditors’ Committee pursuant to a Final Order in accordance with sections 327, 328, 363 or 1103 of the Bankruptcy Code (other than a professional entitled to receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order) or (b) for which compensation or reimbursement has been Allowed by the Bankruptcy Court in the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

135.                        “Professional Fee Claim” means any Administrative Expense Claim for the compensation of Professionals and the reimbursement of expenses incurred by such Professionals through and including the Effective Date to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court.  To the extent that the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.

136.                        “Professional Fee Escrow Account” means an account funded by the Debtors with Cash as soon as possible after Confirmation and not later than the Effective Date in an amount equal to the Professional Fee Escrow Amount.

137.                        “Professional Fee Escrow Amount” means the reasonable estimate of the aggregate amount of Professional Fee Claims attributable or allocated to the Debtors relating to the period prior to and on the Effective Date, which estimates Professionals shall deliver to the Debtors as set forth in Section II.C.1.c of this Plan.

138.                        “Provide Deferred Compensation Plan” means the legacy deferred compensation plan administered by Nolan Financial Group under which former employees of Debtor Provide Commerce LLC are eligible to receive payments.  The Provide Deferred Compensation Plan was frozen in 2014.

139.                        “Reinstated” means rendering a Claim or Interest unimpaired within the meaning of section 1124 of the Bankruptcy Code.  Unless the Plan specifies a particular method of Reinstatement, when the Plan provides that a Claim or Interest will be Reinstated, the legal, equitable and contractual rights to which such Claim or Interest entitles the Holder will be unaltered.

140.                        “Released Parties” means collectively, and in each case, in their respective capacities as such:  (a) the Secured Parties; (b) the DIP Secured Parties; (c) the Creditors’ Committee; (d) with respect to (a) through (c), such Entities’ Representatives; and (e) the Debtors’ Representatives.

141.                        “Releasing Parties” means collectively, and in each case, in their respective capacities as such:  (a) the Debtors; (b) the Secured Parties; (c) the DIP Secured Parties; (d) the Creditors’ Committee; (e) all Holders of Claims and Interests that are presumed to accept this Plan; (f) all Holders of Claims and Interests who vote to accept this Plan; (g) all Holders of Claims or Interests that abstain from voting on this Plan and who do not affirmatively opt out of releases provided in the Plan by checking the box on the applicable ballot indicating that they opt out of the releases provided in the Plan; (h) all Holders of Claims or Interests that vote to reject this Plan and do not opt out of the releases in this Plan; (i) each current and former affiliate of each Entity in clauses (a) through (h); and (j) with respect to each Entity in clauses (a) through (i), each such Entity’s Representatives.

142.                        “Representatives” means, with respect to any Person or Entity, any current and former subsidiaries, officers, directors, managers, principals, members (excluding, for the avoidance of doubt, holders of Class 5 Interests in GUE), agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives and other professionals of such Person or Entity, in each case, having served in such capacity on or after the Petition Date.

143.                        “Schedules” means the schedules of assets and liabilities and the statement of financial affairs Filed by each Debtor on July 13, 2019, as required by section 521 of the Bankruptcy Code, as the same may have been or may be amended, modified or supplemented.

144.                        “SEC” means the United States Securities and Exchange Commission.

145.                        “Secured Claim” means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections 506(a) and, if applicable, 1129(b) of the Bankruptcy Code.

146.                        “Secured Lender Claims” means, collectively, any Claims (whether secured or unsecured) evidenced by, arising under or in connection with the Credit Agreement or other agreements related thereto.

147.                        “Secured Lender Settlement Amount” means an amount equal to the difference between the aggregate amount of the Secured Lender Claims and the value of the Debtor Liquidation Trust Assets available for payment of Secured Lender Claims.

148.                        “Secured Lenders” means, collectively, the lenders party to the Credit Agreement (or their successors or assigns).

149.                        “Secured Parties” means, collectively, the Secured Lenders and the Prepetition Agent.

150.                        “Secured Tax Claim” means a Secured Claim arising out of a Debtor’s liability for any Tax.

151.                        “Tax” means:  (a) any net income, alternative or add-on minimum, gross income, gross receipts, gross margin, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, stamp, occupation, premium, property, environmental, escheat, unclaimed property or windfall, profits, custom, duty or other tax, governmental fee or like assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority; or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other Person.

152.                        “Tax Fund” means such fund established by the Debtors to permit the Debtors or the Debtor Liquidation Trust to pay any sales tax, use tax or labor-related claims that could give rise to, or are asserted to give rise to, liability on the part of any officer or director of the Debtors serving as of or after the Petition Date.

153.                        “Tax Fund Amount” means any amounts remaining in the Tax Fund as of the Effective Date.

154.                        “Tax Refunds” means any tax refunds to which any of the Debtors may be entitled on or after the Effective Date.

155.                        “Texas Ad Valorem Settlement Reserve” means such fund established in an original amount of $12,510 pursuant to the FTD/ProFlowers Sale Order.

156.                        “Texas Ad Valorem Settlement Reserve Amount” means any amounts remaining in the Texas Ad Valorem Settlement Reserve as of the Effective Date.

157.                        “Third Party Disbursing Agent” means an Entity designated by the Debtor Liquidation Trustee or Committee Liquidation Trustee to act as a Disbursing Agent pursuant to Article V.C of this Plan.

158.                        “Third Party Payment” means a payment made to the Holder of a Claim on account of such Claim by an Entity that is not a Debtor, the Debtor Liquidation Trust or the Committee Liquidation Trust.

159.                        “Trust Accounts” means the bank accounts created pursuant to Section III.F of this Plan.

160.                        “TSA Funds” means such funds established by the Debtors to permit the Debtors or the Debtor Liquidation Trust to pay costs to be incurred in connection with remaining obligations under the Gateway TSA or the PlanetArt TSA.

161.                        “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.

162.                        “Unexpired Lease” means a lease to which a Debtor is a party that is subject to assumption, assumption and assignment or rejection under section 365 of the Bankruptcy Code.

163.                        “Unimpaired” means, when used in reference to a Claim, a Claim that is not Impaired within the meaning of section 1124 of the Bankruptcy Code.

164.                        “Voting Deadline” means December 2, 2019, at 5:00 p.m., prevailing Eastern Time, which is the deadline for submitting ballots to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code.

165.                        “Wind Down Reserve” means such fund established in an original amount of $15,500,000 pursuant to the Final DIP Order in order to wind-down the Debtors’ Estates, pay administrative claims of the estates and for related purposes.

166.                        “Wind Down Reserve Amount” means any amounts remaining in the Wind Down Reserve as of the Effective Date.

B.                                    Rules of Interpretation and Computation of Time

1.                                      Rules of Interpretation

For purposes of this Plan, unless otherwise provided herein:  (a) whenever it is appropriate from the context, each term, whether stated in the singular or the plural, includes both the singular and the plural; (b) any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented pursuant to this Plan, the Confirmation Order or otherwise; (d) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors, assigns and affiliates; (e) all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to this Plan; (f) the words “herein,” “hereunder” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) subject to the provisions of any contract, articles or certificates of incorporation, bylaws, codes of regulation, similar constituent documents, instrument, release or other agreement or document entered into or delivered in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code (other than subsection (5) thereof) shall apply to the extent not inconsistent with any other provision of this Section I.B.l.

2.                                      Computation of Time

In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE II
CONSOLIDATION OF THE DEBTORS FOR PLAN PURPOSES;
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.                                    Consolidation of the Debtors for Plan Purposes

The Estates of the Debtors shall be consolidated for administrative purposes related to this Plan, including for purposes of (1) implementing this Plan, (2) voting, (3) assessing whether the standards for Confirmation have been met and (4) calculating and making Distributions under this Plan.

On the Effective Date:  (1) all assets and liabilities of the Debtors shall be merged; (2) all guarantees or responsibility of one Debtor of the obligations of any other Debtor shall be eliminated, and all guarantees or responsibility executed by multiple Debtors of the obligations of any other Entity shall be consolidated into a single obligation, so that any Claim against any Debtor and any guarantee or responsibility thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be one obligation of the Debtors; (3) each and every Claim Filed or to be Filed in the Chapter 11 Case of any Debtor shall be Filed against, and shall be a single obligation of, the Debtors; (4) Intercompany Claims between Debtors shall be eliminated and extinguished; and (5) Interests of one Debtor in another Debtor shall be cancelled.  This consolidation shall not affect (1) the vesting of the Debtors’ assets in the Debtor Liquidation Trust or Committee Liquidation Trust, as applicable; (2) the right to distributions from any insurance policies or proceeds of such policies; (3) any Liens granted or arising at any time prior to the Effective Date or the priority of those Liens; or (4) the rights of the Debtors or the Liquidation Trustees to contest setoff or recoupment rights alleged by creditors on the grounds of lack of mutuality under section 553 of the Bankruptcy Code and other applicable law.

This Plan serves as a motion seeking entry of an order consolidating the Debtors, as described and to the limited extent set forth in this Section II.A.  Unless an objection to such consolidation is made in writing by any creditor affected by the same is Filed with the Bankruptcy Court and served on the Notice Parties on or before the Objection Deadline, or such other date as may be fixed by the Bankruptcy Court, the order approving the consolidation of the Debtors (which may be the Confirmation Order) may be entered by the Bankruptcy Court.  In the event any such objections are timely Filed, a hearing with respect thereto will occur at the Confirmation Hearing.

B.                                    Classification and Treatment of Claims and Interests

All Claims and Interests, except for those Claims set forth in Section II.C below, are classified for voting and Distribution pursuant to this Plan as set forth below.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims are not classified herein.  A Claim or Interest is classified in a particular Class only to the extent that such Claim or Interest fits within the description of that Class and is classified in other Classes to the extent that any remainder of such Claim or Interest qualifies within the description of such other Classes.  A Holder of a Claim that may be asserted against more than one of the Debtors shall be entitled to a single Distribution as if such Holder had a single Claim against the Debtors.

C.                                    Unclassified Claims

1.                                      Payment of Administrative Expense Claims

a.                                      Administrative Expense Claims in General

Except as specified in this Section II.C.1, and subject to the bar date provisions herein, unless otherwise agreed by the Holder of an Administrative Expense Claim and the applicable Debtor or the Debtor Liquidation Trustee, as applicable, or unless an order of the Bankruptcy Court provides otherwise, each holder of an Allowed

Administrative Expense Claim will receive, in full satisfaction of its Administrative Expense Claim, Cash equal to the full unpaid amount of such Allowed Administrative Expense Claim, which payments shall be made at the Debtor Liquidation Trustee’s option, (i) in the ordinary course of business or (ii) on the latest to occur of (A) the Effective Date (or as soon as reasonably practicable thereafter), (B) the date such Claim becomes an Allowed Administrative Expense Claim (or as soon as reasonably practicable thereafter) and (C) such other date as may be agreed upon by the Debtor Liquidation Trustee and the Holder of such Claim.

b.                                      Statutory Fees

All fees due and payable pursuant to 28 U.S.C. § 1930 prior to the Effective Date shall be paid by the Debtor Liquidation Trustee on the Effective Date.  After the Effective Date, the Debtor Liquidation Trust and the Debtor Liquidation Trustee shall be jointly and severally liable to pay any and all fees pursuant to 28 U.S.C. § 1930  when due and payable.  Notwithstanding the substantive consolidation of the Debtors called for in the Plan, the Debtor Liquidation Trust and the Debtor Liquidation Trustee shall remain obligated to pay fees pursuant to 28 U.S.C. § 1930 for each and every one of the Debtors to the Office of the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed or converted to a case under Chapter 7 of the Bankruptcy Code.

c.                                       Professional Compensation

i.                                         Final Fee Applications and Payment of Professional Fee Claims

To the extent required by a Final Order of the Court approving a Professional’s retention, all final requests for payment of Professional Fee Claims incurred during the period from the Petition Date through the Confirmation Date shall be Filed no later than 30 days after the Effective Date.  All such final requests will be subject to approval by the Bankruptcy Court after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and prior orders of the Bankruptcy Court, including the Interim Compensation Order, and once approved by the Bankruptcy Court, shall be promptly paid from the Professional Fee Escrow Account up to the full Allowed amount.  Professional Fee Claims not subject to approval by separate Court order will be paid from the Professional Fee Escrow Account in accordance with any Final Order approving the retention of such Professional.

To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Professional Fee Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Expense Claim for any such deficiency, which shall be satisfied in accordance with Section II.C.1.a of this Plan.

ii.                                     Professional Fee Escrow Account

As soon as practicable after Confirmation and not later than the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount.  The Professional Fee Escrow Account shall be maintained in trust for the Professionals.  Such funds shall not be considered property of the Debtors’ Estates.  The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow Account as set forth in Sections II.C.1.c and II.C.1.d of the Plan.

iii.                                 Allocation and Estimation of Professional Fees and Expenses

All Professionals shall reasonably estimate their unpaid Professional Fee Claims relating to the period prior to and through the Effective Date and shall deliver such estimate to the Debtors by two Business Days prior to the Confirmation Date; provided that such estimate shall not be considered an admission with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates.  If a Professional does not provide an estimate, the Debtors may estimate the unbilled fees and expenses of such Professional.

d.                                      Post-Confirmation Date Professional Fees and Expenses

Except as otherwise specifically provided in this Plan, from and after the Confirmation Date through the Effective Date, the Debtors or the Debtor Liquidation Trust, as applicable, will, in the ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court, pay in Cash from the Professional Fee Escrow Account the reasonable and documented legal, professional or other fees and expenses related to implementation and consummation of this Plan incurred by the Debtors (including the reasonable and documented fees and expenses of the Creditors’ Committee Professionals).  Upon the Confirmation Date, any requirement that Professionals and Ordinary Course Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code, the Interim Compensation Order or the Ordinary Course Professionals Order in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional or Ordinary Course Professional in the ordinary course of business without any further notice to or action, order or approval of the Bankruptcy Court.

When all Professional Fee Claims have been paid in full as set forth in Sections II.C.1.c and II.C.1.d of the Plan, any remaining amount in the Professional Fee Escrow Account shall be distributed to Holders of Allowed Class 2 Claims in accordance with the terms of the Plan.

e.                                       Bar Date for Administrative Expense Claims

Except with respect to Professional Fee Claims or otherwise as set forth in this Plan, requests for payment of Administrative Expense Claims that arose during the period after the Closing Date and ending on the Effective Date must be Filed and served on the Notice Parties pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than 30 days after the Effective Date.  Objections to such requests for payment of Administrative Expense Claims and all requests for payment of Administrative Expense Claims made pursuant to the Bar Date Order must be Filed and served on the Notice Parties and the requesting party by (i) 90 days after the Effective Date or (ii) such other period of limitation as may be specifically fixed by a Final Order for objecting to such Administrative Expense Claims.

Holders of Administrative Expense Claims that are required to File and serve a request for payment of such Administrative Expense Claims and that do not File and serve such a request by the applicable Bar Date or as otherwise set forth in this Plan, will be forever barred from asserting such Administrative Expense Claims against the Debtors, the Liquidation Trusts or their respective property, and such Administrative Expense Claims will be deemed discharged as of the Effective Date.

2.                                      Payment of Priority Tax Claims

a.                                      Priority Tax Claims

Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the Holder of a Priority Tax Claim and the Debtors or the Debtor Liquidation Trustee, as applicable, each Holder of an Allowed Priority Tax Claim will receive, at the option of the Debtors or the Debtor Liquidation Trustee, as applicable, in full satisfaction of its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, on account of and in full and complete settlement, satisfaction and release of such Claim, (i) Cash in an amount equal to the amount of such Allowed Priority Tax Claim or (ii) Cash in an aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period of time not to exceed five years after the Petition Date, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code.

b.                                      Other Provisions Concerning Treatment of Priority Tax Claims

Notwithstanding anything to the contrary in Article II of this Plan, any Claim on account of any penalty arising with respect to or in connection with an Allowed Priority Tax Claim that does not compensate the Holder for actual pecuniary loss shall be treated as a General Unsecured Claim, and the Holder (other than as the Holder of a General Unsecured Claim) may not assess or attempt to collect such penalty from the Debtors, the Liquidation Trusts or their respective property.

D.                                    Classification of Claims and Interests

Pursuant to sections 1122 and 1123 of the Bankruptcy Code, Claims and Interests are classified for voting and Distribution pursuant to this Plan, as set forth herein.  A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such other Class.  Except as otherwise specifically provided for herein, the Confirmation Order or any other Final Order of the Bankruptcy Court, or required by applicable bankruptcy law, in no event shall the aggregate value of all property received or retained under the Plan on account of an Allowed Claim exceed 100% of the underlying Allowed Claim.

E.                                    Treatment of Claims and Interests

1.                                      Priority Claims (Class 1)

a.                                      Classification.  Class 1 consists of all Priority Claims.

b.                                      Treatment.  On the Effective Date, each Holder of an Allowed Priority Claim will receive on account of and in full and complete settlement and release of such Claim, Cash in the amount of such Allowed Priority Claim.

c.                                       Voting.  Claims in Class 1 are Unimpaired.  Each Holder of an Allowed Claim in Class 1 is conclusively presumed to have accepted this Plan and is, therefore, not entitled to vote on this Plan.

2.                                      Secured Lender Claims (Class 2)

a.                                      Classification.  Class 2 consists of all Secured Lender Claims.

b.                                      Treatment.  Unless otherwise agreed by any Holder of an Allowed Secured Lender Claim and the Debtors or the Debtor Liquidation Trustee (as applicable), each Holder of an Allowed Secured Lender Claim will receive its Pro Rata share of (i) the Debtor Liquidation Trust Assets in excess of any amounts reserved to fund the Debtor Liquidation Trustee Functions (other than payment of Allowed Secured Lender Claims) or to pay claims (other than Allowed Secured Lender Claims) from such Debtor Liquidation Trust Assets; and (ii) the Additional Secured Lender Recovery.

For the avoidance of doubt, Allowed Secured Lender Claims shall only be entitled to payment of any remaining interest in the (i) the Wind Down Reserve Amount, (ii) the Gourmet Foods Reserve Amount, (iii) the Employee Termination Fund Amount, (iv) the Tax Fund Amount, (v) the TSA Funds, (vi) the Tax Refunds, (vii) the Texas Ad Valorem Settlement Reserve Amount and (viii) the Professional Fee Escrow Amount to the extent that such amounts or assets are not used by the Debtors or the Debtor Liquidation Trust for the purposes for which such funds, reserves or escrows were created or for payment of Allowed Administrative Expense Claims, Priority Claims, Priority Tax Claims or Other Secured Claims under the Plan, except that the Debtors and Debtor Liquidation Trust shall only be entitled to the Gourmet Foods Reserve Amount for such purposes or payments to the extent provided in the Gourmet Foods Reserve Amount Protocol.  Further, (i) any rights to the Personal Creations Escrow Amount, (ii) any rights to the Interflora Escrow Amount, (iii) any rights to the FTD/ProFlowers Escrow Amount, and (iv) any rights to the Payment Processor Escrow Amount shall be fully available for payment of Allowed Secured Lender Claims.

c.                                       Voting.  Claims in Class 2 are Impaired.  Each Holder of an Allowed Claim in Class 2 is, therefore, entitled to vote on this Plan.

3.                                      Other Secured Claims (Class 3)

a.                                      Classification.  Class 3 consists of all Other Secured Claims.

b.                                      Treatment.  Unless otherwise agreed by any Holder of an Allowed Other Secured Claim and the Debtors or the Debtor Liquidation Trustee (as applicable), on the later of (i) the Effective Date or as soon as reasonably practicable thereafter and (ii) the date on which such Other Secured Claim becomes an Allowed Claim, each Holder of an Allowed Other Secured Claim shall receive the following treatment at the option of the Debtor Liquidation Trustee:  (A) payment in full in Cash; (B) delivery of the collateral securing such Allowed Other Secured Claim and payment of any interest thereon required to be paid under section 506(b) of the Bankruptcy Code; or (C) such other recovery as is necessary to render such Claim Unimpaired.

c.                                       Voting.  Claims in Class 3 are Unimpaired.  Each holder of an Allowed Claim in Class 3 is conclusively presumed to have accepted this Plan and, therefore, is not entitled to vote on this Plan.

4.                                      General Unsecured Claims (Class 4)

a.                                      Classification.  Class 4 consists of all General Unsecured Claims.

b.                                      Treatment.  Unless otherwise agreed by any Holder of an Allowed General Unsecured Claim and the Debtors or the Committee Liquidation Trustee (as applicable), each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata Share of (i) the Committee Settlement Amount Net Proceeds; and (ii) the Committee Liquidation Trust Retained Causes of Action Net Proceeds less the Additional Secured Lender Recovery.

c.                                       Voting.  Claims in Class 4 are Impaired.  Each Holder of an Allowed Claim in Class 4 is, therefore, entitled to vote on this Plan.

5.                                      Interests (Class 5)

a.                                      Classification.  Class 5 consists of all Interests in GUE.

b.                                      Treatment.  On the Effective Date, the Interests will be canceled, and Holders of Class 5 Interests will not receive any Distribution pursuant to this Plan.

c.                                       Voting.  Each Holder of a Class 5 Interest will be deemed to have rejected this Plan and, therefore, is not entitled to vote on this Plan.

F.                                     Reservation of Rights Regarding Claims

Except as otherwise provided in this Plan or in other Final Orders of the Bankruptcy Court, nothing shall affect the Debtors’, the Debtor Liquidation Trustee’s or the Committee Liquidation Trustee’s respective rights and defenses, whether legal or equitable, with respect to any Claim, including, without limitation, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

G.                                   Postpetition Interest on Claims

Except as required by applicable bankruptcy law, postpetition interest shall not accrue or be payable on account of any Claim.

H.                                   Insurance

Notwithstanding anything to the contrary herein, if any Allowed Claim is covered by an Insurance Policy, such Claim shall first be paid from proceeds of such Insurance Policy, with the balance, if any, treated in accordance with the provisions of this Plan governing the Class applicable to such Claim.

I.                                        Class Without Voting Claim Holders

If Holders of Claims in a particular Impaired Class of Claims are entitled to vote to accept or reject this Plan, but no Holders of Claims in such Impaired Class of Claims vote to accept or reject this Plan, then such Class of Claims shall be deemed to have accepted this Plan.

ARTICLE III
MEANS FOR IMPLEMENTATION OF THE PLAN

A.                                    Corporate Existence

1.                                      Dissolution of the Debtors

On the Effective Date, the Debtors’ members, directors, managers and officers and any remaining employees shall be deemed to have resigned and the Debtors dissolved for all purposes and of no further legal existence under any applicable state or federal law, without the need to take any further action or file any plan of dissolution, notice or application with the Secretary of State of the State of Delaware or any other state or government authority, and without the need to pay any franchise or similar taxes in order to effectuate such dissolution.

2.                                      Sole Recourse

Except as otherwise set forth in this Plan or other Final Orders of the Bankruptcy Court, Holders of Allowed Claims against any Debtor will have recourse solely to the assets of the applicable Liquidation Trust for the payment of their Allowed Claims in accordance with the terms of this Plan and the Debtor Liquidation Trust Agreement or Committee Liquidation Trust Agreement, as applicable.

B.                                    Debtor Liquidation Trust

1.                                      Debtor Liquidation Trust Generally

On or prior to the Effective Date, the Debtor Liquidation Trust shall be established in accordance with the Debtor Liquidation Trust Agreement for the purpose of liquidating the Debtor Liquidation Trust Assets, reconciling Claims (other than General Unsecured Claims and the Secured Lender Settlement Amount) and making all Distributions to Holders of Allowed Claims (other than General Unsecured Claims) in accordance with the terms of this Plan and the Debtor Liquidation Trust Agreement.

Subject to and to the extent set forth in this Plan, the Confirmation Order, the Debtor Liquidation Trust Agreement or any other order of the Bankruptcy Court entered in connection therewith, the Debtor Liquidation Trust shall be empowered to:  (a) perform all actions and execute all agreements, instruments and other documents necessary to effectuate the purpose of the Debtor Liquidation Trust; (b) establish, maintain and administer Trust Accounts, which shall be segregated to the extent appropriate in accordance with this Plan; (c) accept, preserve, receive, collect, manage, invest, sell, liquidate, transfer, supervise, prosecute, settle and protect, as applicable, the Debtor Liquidation Trust Assets (directly or through its professionals or a Third Party Disbursing Agent), in accordance with this Plan; (d) review, reconcile, settle or object to Claims (other than General Unsecured Claims and the Secured Lender Settlement Amount) that are Disputed Claims pursuant to the procedures for allowing Claims prescribed in this Plan; (e) pursue the Debtor Liquidation Trust Retained Causes of Action as set forth in Section III.G of the Plan; (f) calculate and make Distributions of the proceeds of the Debtor Liquidation Trust Assets to Holders of Allowed Claims (other than General Unsecured Claims and the Secured Lender Settlement Amount);

(g) retain, compensate and employ professionals to represent the Debtor Liquidation Trust; (h) prepare and file appropriate Tax returns and other reports on behalf of the Debtor Liquidation Trust and pay Taxes or other obligations owed by the Debtor Liquidation Trust; (i) exercise such other powers as may be vested in the Debtor Liquidation Trust under the Debtor Liquidation Trust Agreement and this Plan, or as are deemed by the Debtor Liquidation Trustee to be necessary and proper to implement the provisions of the Debtor Liquidation Trust Agreement and effectuate the purpose of the Debtor Liquidation Trust; and (j) dissolve the Debtor Liquidation Trust in accordance with the terms of the Debtor Liquidation Trust Agreement.

Notwithstanding anything to the contrary in this Section III.B, the Debtor Liquidation Trust’s primary purpose is liquidating the Debtor Liquidation Trust Assets, with no objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the Debtor Liquidation Trust’s liquidating purpose and reasonably necessary to conserve and protect the Debtor Liquidation Trust Assets and provide for the orderly liquidation thereof.

2.                                      Funding of and Transfer of Assets Into the Debtor Liquidation Trust

Except as otherwise provided in this Plan or the Confirmation Order, on the Effective Date, the Debtors shall transfer the Debtor Liquidation Trust Assets to the Debtor Liquidation Trust, and all such assets shall vest in the Debtor Liquidation Trust on such date, to be administered by the Debtor Liquidation Trustee in accordance with this Plan and the Debtor Liquidation Trust Agreement.  The Debtor Liquidation Trust Assets shall be transferred to the Debtor Liquidation Trust subject to all Liens of the Secured Parties either under the Credit Agreement or the Final DIP Order.

The Debtor Liquidation Trustee shall have the authority to create additional sub-accounts in Trust Accounts and sub-trusts within the Debtor Liquidation Trust, which may have a separate legal existence, but which shall be considered sub-accounts or sub-trusts of the Debtor Liquidation Trust.

The act of transferring the Debtor Liquidation Trust Assets, as authorized by this Plan, shall not be construed to destroy or limit any such assets or rights or be construed as a waiver of any right, and such rights may be asserted by the Debtor Liquidation Trust as if the asset or right was still held by the applicable Debtor.

3.                                      Debtor Liquidation Trustee

The initial Debtor Liquidation Trustee shall be such individual or entity as may be selected by the Debtors with the consent of the Prepetition Agent and as shall be disclosed in the Plan Supplement.  Except as otherwise provided in this Plan, the Debtor Liquidation Trustee (a) shall be the successor to and representative of the Estate of each of the Debtors within the meaning of section 1123(b)(3)(B) of the Bankruptcy Code, except with respect to the Committee Liquidation Trust Retained Causes of Action, and (b) shall be the sole representative of, and shall act for, the Debtors, and shall assume any such outstanding responsibility of the Debtors under the Plan.  The powers, rights and responsibilities of the Debtor Liquidation Trustee shall be specified in the Debtor Liquidation Trust Agreement and shall include the authority and responsibility to fulfill (a) the items identified in Section III.B.1 above and (b) the Debtor Liquidation Trustee Functions set forth in Section III.B.4 below.  Other rights and duties of the Debtor Liquidation Trustee and the Debtor Liquidation Trust Beneficiaries shall be as set forth in the Debtor Liquidation Trust Agreement.

4.                                      Debtor Liquidation Trustee Functions

On and after the Effective Date, the Debtor Liquidation Trustee and/or the Debtor Liquidation Trust, as applicable, shall carry out the Debtor Liquidation Trustee Functions and may take such actions without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than any restrictions expressly imposed by the Plan, the Confirmation Order or the Debtor Liquidation Trust Agreement.

The Debtor Liquidation Trustee Functions shall include any and all powers and authority to: (a) effectuate the Plan, including the prosecution and any other disposition of all litigation related to any appeals in respect to the approval and/or implementation of the Plan; (b) wind up the affairs of the Debtors, if and to the extent necessary, including taking any steps to terminate the corporate or organizational existence of the Debtors; (c) take any actions necessary to (i) resolve all matters related to the Debtor Liquidation Trust Assets and (ii) vest such assets in the Debtor Liquidation Trust; (d) execute the Debtors’ remaining obligations under the Gateway TSA and PlanetArt TSA, if any; (e) pay all (i) Allowed Administrative Expense Claims (including payment of Professional Fee Claims as set forth in Section II.C.1 of the Plan), (ii) Allowed Priority Tax Claims, (iii) Allowed Priority Claims, (iv) Allowed Secured Lender Claims and (v) Allowed Other Secured Claims pursuant to the Plan; (f) pay out of the Tax Fund, on account of any claim, including, without limitation, any General Unsecured Claim, any amounts (including any related attorneys’ fees) the Debtor Liquidation Trustee considers necessary or appropriate to allow any officer or director of any of the Debtors serving on or after the Petition Date to avoid personal liability on account of such claim or the costs and expenses of defending an action for personal liability on account of such claim; (g) pay the Debtor Liquidation Trust Expenses; (h) prepare and file appropriate Tax returns and other reports on behalf of the Debtors and pay Taxes or other obligations owed by the Debtors (including, without limitation, any Allowed Administrative Expense Claims and Allowed Priority Tax Claims asserted by taxing authorities), and, in the Debtor Liquidation Trustee’s discretion, request an expedited determination of any unpaid tax liability of a Debtor pursuant to section 505(b) of the Bankruptcy Code; (i) file, prosecute, settle and/or dispose of any and all objections to asserted (A) Administrative Expense Claims, (B) Priority Tax Claims, (C) Priority Claims, (D) Secured Lender Claims and (E) Other Secured Claims; (j) enter into and consummate Dissolution Transactions; (k) take such actions as are necessary or appropriate to close any of the Debtors’ Chapter 11 Cases; (l) retain, compensate and employ professionals to represent the Debtor Liquidation Trust or the Debtor Liquidation Trustee, as applicable; and (m) take any other actions not inconsistent with the provisions hereof that the Debtor Liquidation Trustee deems reasonably necessary or desirable in connection with the foregoing functions.  For the avoidance of doubt and, notwithstanding any provision of this Plan or the Liquidation Trust Agreements, neither the Debtor Liquidation Trust nor the Debtor Liquidation Trustee shall be responsible for, or have any obligation with respect to, reconciling or calculating the Secured Lender Settlement Amount or the Additional Secured Lender Recovery.

The Debtors shall file all quarterly reports due prior to the Effective Date when they become due, in a form reasonably acceptable to the U.S. Trustee.  After the Effective Date, the Debtor Liquidation Trustee shall file with the Bankruptcy Court quarterly reports when they become due, in a form reasonably acceptable to the U.S. Trustee, which reports shall include a separate schedule of disbursements made by the Debtors during the applicable period, attested to by the Debtor Liquidation Trustee.

5.                                      Debtor Liquidation Trust Agreement

Prior to the Effective Date, the Debtors and the Debtor Liquidation Trustee shall execute and deliver the Debtor Liquidation Trust Agreement.

The Debtor Liquidation Trust Agreement may include reasonable and customary indemnification provisions for the benefit of the Debtor Liquidation Trustee and/or other parties.  Any such indemnification shall be the sole responsibility of the Debtor Liquidation Trust and payable solely from the Debtor Liquidation Trust Assets.

6.                                      Fees and Expenses of the Debtor Liquidation Trust

From and after the Effective Date, Debtor Liquidation Trust Expenses shall be paid from the Debtor Liquidation Trust Assets in the ordinary course of business, in accordance with the Plan and the Debtor Liquidation Trust Agreement.  Without any further notice to any party or action, order or approval of the Bankruptcy Court, the Debtor Liquidation Trustee, on behalf of the Debtor Liquidation Trust, may employ and pay in the ordinary course of business, any professional (including professionals previously employed by the Debtors) for services rendered or expenses incurred on and after the Effective Date that, in the discretion of the Debtor Liquidation Trustee, are necessary to assist the Debtor Liquidation Trustee in the performance of the Debtor Liquidation Trustee’s duties under the Plan and the Debtor Liquidation Trust Agreement, subject to any limitations and procedures established by the Debtor Liquidation Trust Agreement.

7.                                      Limitation of Liability

Neither the Debtor Liquidation Trustee, nor its firms, companies, affiliates, partners, officers, directors, members, employees, designees, professionals, advisors, attorneys, representatives, disbursing agents or agents, and any of such Person’s successors and assigns, shall incur any responsibility or liability by reason of any error of law or fact or of any matter or thing done or suffered or omitted to be done under or in connection with the Plan or Debtor Liquidation Trust Agreement, other than for specific actions or omissions resulting from its willful misconduct, gross negligence or fraud found by a Final Order (not subject to further appeal or review) of a court of competent jurisdiction to be the direct and primary cause of loss, liability, damage or expense suffered by the Debtor Liquidation Trust.  The Debtor Liquidation Trustee shall enjoy all of the rights, powers, immunities and privileges applicable to a chapter 7 trustee.  The Debtor Liquidation Trustee may, in connection with the performance of his, her or its functions, in the Debtor Liquidation Trustee’s sole and absolute discretion, consult with his, her or its attorneys, accountants, advisors and agents, and shall not be liable for any act taken, or omitted to be taken, or suggested to be done in accordance with advice or opinions rendered by such persons, regardless of whether such advice or opinions are in writing.  Notwithstanding such authority, the Debtor Liquidation Trustee shall be under no obligation to consult with any such attorneys, accountants, advisors or agents, and any determination not to do so shall not result in the imposition of liability on the Debtor Liquidation Trustee or its members unless such determination is based on willful misconduct, gross negligence or fraud.  Persons dealing with the Debtor Liquidation Trustee shall look only to the Debtor Liquidation Trust Assets to satisfy any liability incurred by the Debtor Liquidation Trustee to such person in carrying out the terms of the Plan or the Debtor Liquidation Trust Agreement, and the Debtor Liquidation Trustee shall have no personal obligation to satisfy such liability.

8.                                      Indemnification

The Debtor Liquidation Trust shall indemnify the Debtor Liquidation Trust Indemnified Parties for, and shall hold them harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including the reasonable fees and expenses of their respective professionals) incurred without fraud, gross negligence or willful misconduct on the part of the Debtor Liquidation Trust Indemnified Parties (which fraud, gross negligence or willful misconduct, if any, must be determined by a Final Order of a court of competent jurisdiction) for any action taken, suffered or omitted to be taken by the Debtor Liquidation Trust Indemnified Parties in connection with the acceptance, administration, exercise and performance of their duties under the Plan or the Debtor Liquidation Trust Agreement, as applicable.  An act or omission taken with the approval of the Bankruptcy Court, and not inconsistent therewith, will be conclusively deemed not to constitute fraud, gross negligence or willful misconduct.  In addition, the Debtor Liquidation Trust shall, to the fullest extent permitted by law, indemnify and hold harmless the Debtor Liquidation Trust Indemnified Parties, from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including attorneys’ fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Debtor Liquidation Trust or the implementation or administration of the Plan if the Debtor Liquidation Trust Indemnified Party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Debtor Liquidation Trust.  To the extent the Debtor Liquidation Trust indemnifies and holds harmless any Debtor Liquidation Trust Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Debtor Liquidation Trustee in monitoring or participating in the defense of such claims giving rise to the right of indemnification shall be paid as Debtor Liquidation Trust Expenses.  The costs and expenses incurred in enforcing the right of indemnification in this Section shall be paid by the Debtor Liquidation Trust.  This provision shall survive the termination of the Debtor Liquidation Trust Agreement and the death, dissolution, liquidation, resignation, replacement or removal of the Debtor Liquidation Trustee.

9.                                      Insurance

The Debtor Liquidation Trustee shall be authorized, but not required, to obtain any reasonably necessary insurance coverage, at the Debtor Liquidation Trust’s sole expense, for itself and its respective agents, including coverage with respect to the liabilities, duties and obligations of the Debtor Liquidation Trustee, which insurance coverage may, at the sole option of the Debtor Liquidation Trustee, be extended for a reasonable period after the termination of the Debtor Liquidation Trust Agreement.

10.                               Dissolution of the Debtor Liquidation Trust

In no event shall the Debtor Liquidation Trust be dissolved later than five years from the Effective Date unless the Bankruptcy Court, upon motion made within the six month period before such fifth anniversary (and, in the event of further extension, by order of the Bankruptcy Court, upon motion made at least six months before the end of the preceding extension), determines that a fixed period extension is necessary to facilitate or complete the recovery on, and liquidation of, the Debtor Liquidation Trust Assets.

11.                               Records

The Debtor Liquidation Trustee shall be provided with originals or copies of or access to all documents and business records of the Debtors necessary for the disposition of Debtor Liquidation Trust Assets and objections to Disputed Claims (other than General Unsecured Claims).

12.                               Tax Treatment; No Successor in Interest

The Debtor Liquidation Trust is intended to be treated for U.S. federal income tax purposes as a liquidating trust described in Treasury Regulation section 301.7701-4(d) and, to the extent applicable, as one or more Disputed Claims Reserves treated as disputed ownership funds described in Treasury Regulation section l.468B-9.  For U.S. federal income tax purposes, the transfer of assets by the Debtors to the Debtor Liquidation Trust will be treated (a) as the transfer of assets by the Debtors to the Holders of Allowed Claims entitled to distributions from the Debtor Liquidation Trust Assets, subject to any liabilities of the Debtors or the Debtor Liquidation Trust payable from the proceeds of such assets, followed by the transfer of such assets (subject to such liabilities) by such holders to the Debtor Liquidation Trust in exchange for the beneficial interests in the Debtor Liquidation Trust, and (b) to the extent applicable, as the transfer of assets by the Debtors to one more Disputed Claims Reserves.

a.                                      Liquidation Purpose of the Debtor Liquidation Trust

The Debtor Liquidation Trust shall be established for the primary purpose of liquidating and distributing the assets transferred to it, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Debtor Liquidation Trust.  Accordingly, the Debtor Liquidation Trustee shall, in an expeditious but orderly manner, liquidate and convert to Cash the Debtor Liquidation Trust Assets, make timely distributions to the Debtor Liquidation Trust Beneficiaries and not unduly prolong its duration.  The Debtor Liquidation Trust shall not be deemed a successor-in-interest of the Debtors for any purpose other than as specifically set forth in this Plan or in the Debtor Liquidation Trust Agreement.  The record holders of beneficial interests shall be recorded and set forth in a register maintained by the Debtor Liquidation Trustee expressly for such purpose.

The Debtor Liquidation Trust is intended to qualify as a “grantor trust” for U.S. federal income tax purposes with the Debtor Liquidation Trust Beneficiaries treated as grantors and owners of the Debtor Liquidation Trust.  For all U.S. federal income tax purposes, all parties (including the Debtors, the Debtor Liquidation Trustee and the Debtor Liquidation Trust Beneficiaries) shall treat the transfer of the Debtor Liquidation Trust Assets by the Debtors to the Debtor Liquidation Trust, as set forth in the Debtor Liquidation Trust Agreement, as a transfer of such assets by the Debtors to the Holders of Allowed Claims entitled to distributions from the Debtor Liquidation Trust Assets, followed by a transfer by such Holders to the Debtor Liquidation Trust.  Thus, the Debtor Liquidation Trust Beneficiaries shall be treated as the grantors and owners of a grantor trust for U.S. federal income tax purposes.

As soon as practicable after the Effective Date, the Debtor Liquidation Trustee shall make a good faith determination of the fair market value of the Debtor Liquidation Trust Assets as of the Effective Date.  This valuation shall be used consistently by all parties (including the Debtors, the Debtor Liquidation Trustee and the Debtor Liquidation Trust Beneficiaries) for all U.S. federal income tax purposes.  The Bankruptcy Court shall resolve any dispute regarding the valuation of the Debtor Liquidation Trust Assets.

The right and power of the Debtor Liquidation Trustee to invest the Debtor Liquidation Trust Assets, the proceeds thereof or any income earned by the Debtor Liquidation Trust, shall be limited to the right and power that a liquidating trust, within the meaning of section 301.7701-4(d) of the Treasury Regulations, is permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, including Revenue Procedure 94-45, whether set forth in IRS rulings or other IRS pronouncements, and to the investment guidelines of section 345 of the Bankruptcy Code.  The Debtor Liquidation Trustee may expend the Cash of the Debtor Liquidation Trust (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the respective assets of the Debtor Liquidation Trust during liquidation, (ii) to pay the respective reasonable administrative expenses (including, but not limited to, any Taxes imposed on the Debtor Liquidation Trust) and (iii) to satisfy other respective liabilities incurred by the Debtor Liquidation Trust in accordance with this Plan and the Debtor Liquidation Trust Agreement (including, without limitation, the payment of any Taxes).

b.                                      Disputed Claims Reserves

To the extent applicable, Debtor Liquidation Trust Assets reserved for Holders of Disputed Claims (excluding Disputed Claims concerning General Unsecured Claims), shall be treated as one or more Disputed Claims Reserves.  The Debtor Liquidation Trustee shall treat any such Disputed Claims Reserve as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and make any appropriate elections consistent with such tax treatment).  The Debtor Liquidation Trustee shall be the administrator of any such Disputed Claims Reserve within the meaning of Treasury Regulation section 1.468B-9(b)(2) and shall be responsible for all Tax reporting and withholding required by any such Disputed Claims Reserve.

13.                               Settlement of Claims Other Than General Unsecured Claims

Except as otherwise provided in this Plan or the Debtor Liquidation Trust Agreement, on and after the Effective Date, the Debtor Liquidation Trustee may compromise or settle any Claims (other than General Unsecured Claims) without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, and may pay the charges that it incurs on or after the Effective Date for Debtor Liquidation Trust Expenses without application to the Bankruptcy Court.

14.                               Sales of Assets by Debtor Liquidation Trust

The Debtor Liquidation Trustee may conduct any sales or liquidations of non-Cash Debtor Liquidation Trust Assets on any terms it deems reasonable, without further order of the Bankruptcy Court.  Upon the sale, liquidation, transfer or other disposition of the Debtor Liquidation Trust Assets by the Debtor Liquidation Trustee, the Debtor Liquidation Trustee shall deposit the proceeds of all such sales, liquidations, transfers or dispositions into one or more Trust Accounts.

C.                                    Committee Liquidation Trust

1.                                      Committee Liquidation Trust Generally

On or prior to the Effective Date, the Committee Liquidation Trust shall be established in accordance with the Committee Liquidation Trust Agreement for the purpose of liquidating the Committee Liquidation Trust Assets, resolving Disputed Claims to the extent such Disputed Claims concern General Unsecured Claims, calculating the Additional Secured Lender Recovery in accordance with the terms of the Committee Settlement Agreement and in consultation with the Prepetition Agent and making all Distributions to (a) Holders of Allowed General Unsecured Claims and (b) the Prepetition Agent, on account of the Additional Secured Lender Recovery, in accordance with the terms of this Plan, the Committee Liquidation Trust Agreement and the Committee Settlement Agreement.  Subject to and to the extent set forth in this Plan, the Confirmation Order, the Committee Liquidation Trust Agreement or any other order of the Bankruptcy Court entered in connection therewith, the Committee Liquidation Trust shall be empowered to:  (a) perform all actions and execute all agreements, instruments and other documents necessary to effectuate the purpose of the Committee Liquidation Trust; (b) establish, maintain and administer Trust Accounts, which shall be segregated to the extent appropriate in accordance with this Plan; (c) accept, preserve, receive, collect, manage, invest, sell, liquidate, transfer, supervise, prosecute, settle and protect, as applicable, the

Committee Liquidation Trust Assets (directly or through its professionals or a Third Party Disbursing Agent), in accordance with this Plan; (d) review, reconcile, settle or object to all General Unsecured Claims that are Disputed Claims pursuant to the procedures for allowing Claims prescribed in this Plan; (e) pursue the Committee Liquidation Trust Retained Causes of Action as set forth in Section III.G of the Plan; (f) calculate and make Distributions of the proceeds of the Committee Liquidation Trust Assets to the holders of Allowed General Unsecured Claims; (g) reconcile the Secured Lender Settlement Amount and calculate the Additional Secured Lender Recovery in accordance with the terms of the Committee Settlement Agreement and in consultation with the Prepetition Agent; (h) pay the Additional Secured Lender Recovery to the Prepetition Agent; (i) retain, compensate and employ professionals to represent the Committee Liquidation Trust; (j) prepare and file appropriate Tax returns and other reports on behalf of the Committee Liquidation Trust and pay Taxes or other obligations owed by the Committee Liquidation Trust; (k) exercise such other powers as may be vested in the Committee Liquidation Trust under the Committee Liquidation Trust Agreement and this Plan, or as are deemed by the Committee Liquidation Trustee to be necessary and proper to implement the provisions of the Committee Liquidation Trust Agreement and effectuate the purpose of the Committee Liquidation Trust; and (l) dissolve the Committee Liquidation Trust in accordance with the terms of the Committee Liquidation Trust Agreement.

The Prepetition Agent shall provide notice to the Committee Liquidation Trustee of the Secured Lender Settlement Amount and a reconciliation evidencing such amount.  The Committee Liquidation Trustee shall (a) calculate the Additional Secured Lender Recovery in accordance with the terms of the Committee Settlement Agreement and in consultation with the Prepetition Agent and (b) provide the Additional Secured Lender Recovery to the Prepetition Agent for the benefit of the Secured Lenders.  To the extent of any dispute as to the amount of the Secured Lender Settlement Amount or the Additional Secured Lender Recovery, the Court shall retain jurisdiction to resolve such dispute notwithstanding the passage of the Claims Objection Bar Date.

Notwithstanding anything to the contrary in this Section III.C, the Committee Liquidation Trust’s primary purpose is pursuing and liquidating the Committee Liquidation Trust Assets and making Distributions to the Committee Liquidation Trust Beneficiaries, in accordance with this Plan and Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

2.                                      Funding of and Transfer of Assets Into the Committee Liquidation Trust

On the Effective Date, the Debtors shall irrevocably transfer and shall be deemed to have irrevocably transferred all right, title and interest in and to the Committee Liquidation Trust Assets to the Committee Liquidation Trust, for the benefit of the Committee Liquidation Trust Beneficiaries, and all such assets shall automatically vest in the Committee Liquidation Trust on such date, to be administered by the Committee Liquidation Trustee in accordance with this Plan and the Committee Liquidation Trust Agreement.  The Committee Liquidation Trustee shall be the representative of the Estates appointed pursuant to Bankruptcy Code section 1123(b)(3) solely with respect to the Committee Liquidation Trust Assets.  The Committee Liquidation Trust Assets shall be transferred to the Committee Liquidation Trust free and clear of all Liens, Claims, encumbrances or interests.  Such transfer shall be exempt from any stamp, real estate transfer, other transfer, mortgage reporting, sales, use or other similar tax.  As of the Effective Date, the Debtors shall have no interest in the Committee Liquidation Trust Assets.

On the Effective Date, the Prepetition Agent shall transfer the Committee Settlement Amount to the Committee Liquidation Trust.

The Committee Liquidation Trustee shall have the authority to create additional sub-accounts in Trust Accounts and sub-trusts within the Committee Liquidation Trust, which may have a separate legal existence, but which shall be considered sub-accounts or sub-trusts of the Committee Liquidation Trust.

The act of transferring the Committee Liquidation Trust Assets, as authorized by this Plan, shall not be construed to destroy or limit any such assets or rights or be construed as a waiver of any right, and such rights may be asserted by the Committee Liquidation Trust as if the asset or right was still held by the applicable Debtor.

3.                                      Committee Liquidation Trustee

The initial Committee Liquidation Trustee shall be such individual or entity as shall be selected by the Creditors’ Committee and disclosed in the Plan Supplement.  The powers, rights and responsibilities of the Committee Liquidation Trustee shall be specified in the Committee Liquidation Trust Agreement and shall include the authority and responsibility to fulfill the items identified in Section III.C.1 above.  Other rights and duties of the Committee Liquidation Trustee and the Committee Liquidation Trust Beneficiaries shall be as set forth in the Committee Liquidation Trust Agreement.

4.                                      Committee Liquidation Trust Agreement

Prior to the Effective Date, the Debtors and the Committee Liquidation Trustee shall execute and deliver the Committee Liquidation Trust Agreement.

The Committee Liquidation Trust Agreement may include reasonable and customary indemnification provisions for the benefit of the Committee Liquidation Trustee and/or other parties.  Any such indemnification shall be the sole responsibility of the Committee Liquidation Trust and payable solely from the Committee Liquidation Trust Assets.

5.                                      Reports to be Filed by the Committee Liquidation Trustee

Following the Effective Date, the Committee Liquidation Trustee, on behalf of the Committee Liquidation Trust, shall File with the Bankruptcy Court (and provide to any other party entitled to receive any such report pursuant to the Committee Liquidation Trust Agreement) an annual report regarding the administration of property subject to its ownership and control pursuant to this Plan.

6.                                      Fees and Expenses of the Committee Liquidation Trust

From and after the Effective Date, Committee Liquidation Trust Expenses shall be paid from the Committee Liquidation Trust Assets in the ordinary course of business, in accordance with the Plan and the Committee Liquidation Trust Agreement.  Without any further notice to any party or action, order or approval of the Bankruptcy Court, the Committee Liquidation Trustee, on behalf of the Committee Liquidation Trust, may employ and pay in the ordinary course of business, any professional (including professionals previously employed by the Debtors) for services rendered or expenses incurred on and after the Effective Date that, in the discretion of the Committee Liquidation Trustee, are necessary to assist the Committee Liquidation Trustee in the performance of the Committee Liquidation Trustee’s duties under the Plan, the Committee Settlement Agreement and the Committee Liquidation Trust Agreement, subject to any limitations and procedures established by the Committee Liquidation Trust Agreement.

7.                                      Limitation of Liability

Neither the Committee Liquidation Trustee, nor its firms, companies, affiliates, partners, officers, directors, members, employees, designees, professionals, advisors, attorneys, representatives, disbursing agents or agents, and any of such Person’s successors and assigns, shall incur any responsibility or liability by reason of any error of law or fact or of any matter or thing done or suffered or omitted to be done under or in connection with the Plan or Committee Liquidation Trust Agreement, other than for specific actions or omissions resulting from its willful misconduct, gross negligence or fraud found by a Final Order (not subject to further appeal or review) of a court of competent jurisdiction to be the direct and primary cause of loss, liability, damage or expense suffered by the Committee Liquidation Trust.  The Committee Liquidation Trustee shall enjoy all of the rights, powers, immunities and privileges applicable to a chapter 7 trustee.  The Committee Liquidation Trustee may, in connection with the performance of his, her or its functions, in the Committee Liquidation Trustee’s sole and absolute discretion, consult with his, her or its attorneys, accountants, advisors and agents, and shall not be liable for any act taken, or omitted to be taken, or suggested to be done in accordance with advice or opinions rendered by such persons, regardless of whether such advice or opinions are in writing.  Notwithstanding such authority, the Committee Liquidation Trustee shall be under no obligation to consult with any such attorneys, accountants, advisors or agents, and any determination not to do so shall not result in the imposition of liability on the Committee Liquidation Trustee or its members unless such determination is based on willful misconduct, gross negligence or fraud.  Persons dealing with the Committee Liquidation Trustee shall look only to the Committee Liquidation Trust Assets to satisfy any liability incurred by the Committee Liquidation Trustee to such person in carrying out the terms of the Plan or the Committee Liquidation Trust Agreement, and the Committee Liquidation Trustee shall have no personal obligation to satisfy such liability.

8.                                      Indemnification

The Committee Liquidation Trust shall indemnify the Committee Liquidation Trust Indemnified Parties for, and shall hold them harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including the reasonable fees and expenses of their respective professionals) incurred without fraud, gross negligence or willful misconduct on the part of the Committee Liquidation Trust Indemnified Parties (which fraud, gross negligence or willful misconduct, if any, must be determined by a Final Order of a court of competent jurisdiction) for any action taken, suffered or omitted to be taken by the Committee Liquidation Trust Indemnified Parties in connection with the acceptance, administration, exercise and performance of their duties under the Plan or the Committee Liquidation Trust Agreement, as applicable.  An act or omission taken with the approval of the Bankruptcy Court, and not inconsistent therewith, will be conclusively deemed not to constitute fraud, gross negligence or willful misconduct.  In addition, the Committee Liquidation Trust shall, to the fullest extent permitted by law, indemnify and hold harmless the Committee Liquidation Trust Indemnified Parties, from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including attorneys’ fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Committee Liquidation Trust or the implementation or administration of the Plan if the Committee Liquidation Trust Indemnified Party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Committee Liquidation Trust.  To the extent the Committee Liquidation Trust indemnifies and holds harmless any Committee Liquidation Trust Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Committee Liquidation Trustee in monitoring or participating in the defense of such claims giving rise to the right of indemnification shall be paid as Committee Liquidation Trust Expenses.  The costs and expenses incurred in enforcing the right of indemnification in this Section shall be paid by the Committee Liquidation Trust.  This provision shall survive the termination of the Committee Liquidation Trust Agreement and the death, dissolution, liquidation, resignation, replacement or removal of the Committee Liquidation Trustee.

9.                                      Insurance

The Committee Liquidation Trustee shall be authorized, but not required, to obtain any reasonably necessary insurance coverage, at the Committee Liquidation Trust’s sole expense, for itself and its respective agents, including coverage with respect to the liabilities, duties and obligations of the Committee Liquidation Trustee, which insurance coverage may, at the sole option of the Committee Liquidation Trustee, be extended for a reasonable period after the termination of the Committee Liquidation Trust Agreement.

10.                               Dissolution of the Committee Liquidation Trust

In no event shall the Committee Liquidation Trust be dissolved later than five years from the Effective Date unless the Bankruptcy Court, upon motion made within the six month period before such fifth anniversary (and, in the event of further extension, by order of the Bankruptcy Court, upon motion made at least six months before the end of the preceding extension), determines that a fixed period extension (not to exceed three years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Committee Liquidation Trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery on, and liquidation of, the Committee Liquidation Trust Assets.

11.                               Cooperation and Access to Books and Records

The Committee Liquidation Trustee shall be provided with originals or copies of or access to all documents and business records of the Debtors reasonably available to the Debtor Liquidation Trustee and necessary for the disposition of Committee Liquidation Trust Assets and objections to Disputed Claims to the extent such Disputed Claims concern General Unsecured Claims or reconciliation of the Secured Lender Settlement Amount.

To the extent that the Debtor Liquidation Trustee provides the Committee Liquidation Trustee with originals or copies of or access to any such documents and business records, neither the Debtor Liquidation Trustee nor the Debtor Liquidation Trust shall have any obligation to ensure the accuracy or completeness of any such documents or business records.

The Debtors and Debtor Liquidation Trustee, as applicable, shall use reasonable efforts to cooperate with the Committee Liquidation Trustee in connection with the Committee Liquidation Trustee’s investigation and prosecution of Committee Liquidation Trust Retained Causes of Action and/or objections to Disputed Claims to the extent such Disputed Claims constitute General Unsecured Claims, including with respect to providing evidence and information as reasonably requested by the Committee Liquidation Trustee.

12.                               Tax Treatment; No Successor in Interest

The Committee Liquidation Trust is intended to be treated for U.S. federal income tax purposes in part as a liquidating trust described in Treasury Regulation section 301.7701-4(d) and in part as one or more Disputed Claims Reserves treated as disputed ownership funds described in Treasury Regulation section l.468B-9.  For U.S. federal income tax purposes, the transfer of assets by the Debtors to the Committee Liquidation Trust will be treated (a) in part as the transfer of assets by the Debtors to the Holders of Allowed Claims entitled to distributions from the Committee Liquidation Trust Assets, subject to any liabilities of the Debtors or the Committee Liquidation Trust payable from the proceeds of such assets, followed by the transfer of such assets (subject to such liabilities) by such holders to the Committee Liquidation Trust in exchange for the beneficial interests in the Committee Liquidation Trust, and (b) in part as the transfer of assets by the Debtors to one more Disputed Claims Reserves.

a.                                      Liquidation Purpose of the Committee Liquidation Trust

The Committee Liquidation Trust shall be established for the primary purpose of liquidating and distributing the assets transferred to it, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Committee Liquidation Trust.  Accordingly, the Committee Liquidation Trustee shall, in an expeditious but orderly manner, liquidate and convert to Cash the Committee Liquidation Trust Assets, make timely distributions to the Committee Liquidation Trust Beneficiaries and not unduly prolong its duration.  The Committee Liquidation Trust shall not be deemed a successor-in-interest of the Debtors for any purpose other than as specifically set forth in this Plan or in the Committee Liquidation Trust Agreement.  The record holders of beneficial interests shall be recorded and set forth in a register maintained by the Committee Liquidation Trustee expressly for such purpose.

The Committee Liquidation Trust is intended to qualify as a “grantor trust” for U.S. federal income tax purposes with the Committee Liquidation Trust Beneficiaries treated as grantors and owners of the Committee Liquidation Trust.  For all U.S. federal income tax purposes, all parties (including the Debtors, the Committee Liquidation Trustee and the Committee Liquidation Trust Beneficiaries) shall treat the transfer of the Committee Liquidation Trust Assets by the Debtors to the Committee Liquidation Trust, as set forth in the Committee Liquidation Trust Agreement, as a transfer of such assets by the Debtors to the Holders of Allowed Claims entitled to distributions from the Committee Liquidation Trust Assets, followed by a transfer by such Holders to the Committee Liquidation Trust.  Thus, the Committee Liquidation Trust Beneficiaries shall be treated as the grantors and owners of a grantor trust for U.S. federal income tax purposes.

As soon as practicable after the Effective Date, the Committee Liquidation Trustee shall make a good faith determination of the fair market value of the Committee Liquidation Trust Assets as of the Effective Date.  This valuation shall be used consistently by all parties (including the Debtors, the Committee Liquidation Trustee and the Committee Liquidation Trust Beneficiaries) for all U.S. federal income tax purposes.  The Bankruptcy Court shall resolve any dispute regarding the valuation of the Committee Liquidation Trust Assets.

The right and power of the Committee Liquidation Trustee to invest the Committee Liquidation Trust Assets, the proceeds thereof or any income earned by the Committee Liquidation Trust, shall be limited to the right and power that a liquidating trust, within the meaning of section 301.7701-4(d) of the Treasury Regulations, is permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, including Revenue Procedure 94-45, whether set forth in IRS rulings or other IRS pronouncements, and to the investment guidelines of section 345 of the Bankruptcy Code.  The Committee Liquidation Trustee may expend the Cash of the Committee Liquidation Trust (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the respective assets of the Committee Liquidation Trust during liquidation, (ii) to pay the respective reasonable administrative expenses (including, but not limited to, any Taxes imposed on the Committee Liquidation Trust) and (iii) to satisfy other respective liabilities incurred by the Committee Liquidation Trust in accordance with this Plan and the Committee Liquidation Trust Agreement (including, without limitation, the payment of any Taxes).

b.                                      Disputed Claims Reserves

Committee Liquidation Trust Assets reserved for Holders of Disputed Claims, to the extent such Disputed Claims concern General Unsecured Claims, shall be treated as one or more Disputed Claims Reserves.  The Committee Liquidation Trustee has the discretion to treat each such Disputed Claims Reserve as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and make any appropriate elections consistent with such tax treatment).  The Committee Liquidation Trustee shall be the administrator of such Disputed Claims Reserves within the meaning of Treasury Regulation section 1.468B-9(b)(2) and shall be responsible for all Tax reporting and withholding required by such Disputed Claims Reserves.

13.                               Settlement of General Unsecured Claims

Except as otherwise provided in this Plan or the Committee Liquidation Trust Agreement, on and after the Effective Date, the Committee Liquidation Trustee may compromise or settle any General Unsecured Claims or the Secured Lender Settlement Amount without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules and may pay the charges that it incurs on or after the Effective Date for Committee Liquidation Trust Expenses without application to the Bankruptcy Court.

14.                               Sales of Assets by Committee Liquidation Trust

The Committee Liquidation Trustee may conduct any sales or liquidations of non-Cash Committee Liquidation Trust Assets on any terms it deems reasonable, without further order of the Bankruptcy Court.  Upon the sale, liquidation, transfer or other disposition of the Committee Liquidation Trust Assets by the Committee Liquidation Trustee, the Committee Liquidation Trustee shall deposit the proceeds of all such sales, liquidations, transfers or dispositions into one or more of the Trust Accounts.

D.                                    Corporate Actions

1.                                      Constituent Documents of the Debtors

Consistent with Section III.A.1 of the Plan, the Debtors will cease to exist on the Effective Date, and all existing articles of organization and similar constituent documents will be canceled, effective as of the Effective Date.  Accordingly, no new articles of organization or other constituent documents will be necessary.

2.                                      Directors and Officers

Effective as of the Effective Date, all directors and officers of the Debtors shall be discharged, and all such appointments rescinded for all purposes, without any necessity of taking any further action in connection therewith.

3.                                      Corporate Action

Except as otherwise provided in Section III.A.1 of this Plan, the Dissolution Transactions and the following corporate actions and transactions will occur and be effective as of the date specified in the documents effectuating the applicable Dissolution Transactions (or other transactions), or the Effective Date if no such other date is specified in such other documents, and will be authorized and approved in all respects and for all purposes without any requirement of further action by the Debtors, the Liquidation Trustees or any other Person:  (a) the establishment of the Liquidation Trusts; (b) the appointment of the Liquidation Trustees to act on behalf of the Liquidation Trusts; (c) the transfer of the Liquidation Trust Assets into the Liquidation Trusts, as set forth in this Plan; (d) the distribution of Cash pursuant to this Plan; (e) the adoption, execution, delivery and implementation of all contracts, instruments, releases and other agreements or documents related to any of the foregoing; (f) the adoption, execution and implementation of the Liquidation Trust Agreements; and (g) the other matters provided for under this Plan involving the corporate structure of any Debtor or corporate action to be taken by or required of any Debtor or Liquidation Trustee.  On the Effective Date, the Provide Deferred Compensation Plan will be terminated, and Nolan Financial Group will release to eligible participants all amounts held for the benefit of such participants on account of the Provide Deferred Compensation Plan.

E.                                    No Revesting of Assets

To the extent not otherwise distributed in accordance with this Plan, the property of the Debtors’ Estates shall not revest in the Debtors on or after the Effective Date but shall instead vest in the applicable Liquidation Trust to be administered by the Liquidation Trustees, as applicable, in accordance with this Plan and the Liquidation Trust Agreements.

F.                                     Creation and Maintenance of Trust Accounts

1.                                      Creation of Trust Accounts

On or prior to the Effective Date, appropriate Trust Accounts will be established and maintained in one or more federally insured domestic banks in the name of the applicable Liquidation Trust or, if applicable and appropriate, a Third Party Disbursing Agent.  Cash deposited in the Trust Accounts will be invested, held and used solely as provided in the applicable Liquidation Trust Agreement.  The Liquidation Trustees are authorized to establish additional Trust Accounts after the Effective Date, consistent with the terms of the Liquidation Trust Agreements, as applicable.

2.                                      Additional Funding of Trust Accounts

After the funding of the Trust Accounts on the Effective Date, the Trust Accounts will be funded, as applicable, by Cash proceeds obtained through litigation or the disposition of Liquidation Trust Assets.

3.                                      Closure of Trust Accounts

Upon obtaining an order of the Bankruptcy Court authorizing final Distribution and/or closure of the Debtors’ Chapter 11 Cases, any funds remaining in the Trust Accounts shall be distributed in accordance with this Plan and the applicable Liquidation Trust Agreement, and the Trust Accounts may be closed.

G.                                   Preservation of Causes of Action

Except as provided in this Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Committee Liquidation Trust or Committee Liquidation Trustee on its behalf (solely to the extent provided in the Plan and the Committee Liquidation Trust Agreement) will retain and may enforce the Committee Liquidation Trust Retained Causes of Action.  The Committee Liquidation Trust or Committee Liquidation Trustee on its behalf (solely to the extent provided in the Plan and the Committee Liquidation Trust Agreement) may pursue any such Committee Liquidation Trust Retained Causes of Action, as appropriate, in accordance with the best interests of the Committee Liquidation Trust Beneficiaries.

Except as provided in this Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtor

Liquidation Trust or Debtor Liquidation Trustee on its behalf (solely to the extent provided in the Plan and the Debtor Liquidation Trust Agreement) will retain and may enforce the Debtor Liquidation Trust Retained Causes of Action.  The Debtor Liquidation Trust or Debtor Liquidation Trustee on its behalf (solely to the extent provided in the Plan and the Debtor Liquidation Trust Agreement) may pursue any such Debtor Liquidation Trust Retained Causes of Action, as appropriate, in accordance with the best interests of the Debtor Liquidation Trust Beneficiaries.

A nonexclusive schedule of retained Causes of Action is attached as Exhibit F.  Except as otherwise provided in this Section, in accordance with and subject to any applicable law, the Debtors’ inclusion or failure to include any right of action or claim on Exhibit F shall not be deemed an admission, denial or waiver of any claims, demands, rights or Causes of Action that any Debtor or Estate may hold against any Entity.

H.                                   Cancellation and Surrender of Instruments, Securities and Other Documentation

Except as provided in (1) any contract, instrument or other agreement or document entered into or delivered in connection with this Plan or (2) any of the asset sales effectuated during the pendency of the Debtors’ Chapter 11 Cases, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article II hereof, all notes, instruments, certificates and other documents evidencing Claims or Interests shall be deemed canceled and surrendered and of no further force and effect against the Debtors or the Liquidation Trusts, without any further action on the part of any Debtor, the Liquidation Trusts or the Liquidation Trustees.

I.                                        Effectuating Documents; Further Transactions

On and after the Effective Date, the Liquidation Trusts and the Liquidation Trustees are authorized to and may issue, execute, deliver, file or record such contracts, securities, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and evidence the terms and conditions of this Plan and the Dissolution Transactions, in each case, in the name of and on behalf of the Debtors or the Liquidation Trusts, as applicable, without the need for any approvals, authorization or consents except those expressly required pursuant to this Plan.

J.                                      Substitution in Pending Legal Actions

On the Effective Date, the Debtor Liquidation Trustee, solely in his or her capacity as the trustee for the Debtor Liquidation Trust, shall be deemed to be substituted as the party to any Debtor Liquidation Trust Retained Causes of Action including (1) pending contested matters or adversary proceedings in the Bankruptcy Court, (2) any appeals of orders of the Bankruptcy Court and (3) any state court or federal or state administrative proceedings pending as of the Petition Date; provided, however, that the Committee Liquidation Trustee, solely in his or her capacity as the trustee for the Committee Liquidation Trust, shall be deemed to be substituted as the party to any Committee Liquidation Trust Retained Causes of Action.  The Liquidation Trustees, and their respective professionals, as applicable, may, but are not required to, take such steps as are appropriate to provide notice of such substitution.

ARTICLE IV
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.                                    Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided in this Plan, each of the Debtors’ Executory Contracts and Unexpired Leases not previously assumed or rejected pursuant to an order of the Bankruptcy Court shall be deemed rejected as of the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except for any Executory Contract or Unexpired Lease (1) identified on Exhibit G hereto (which shall be Filed as a Plan Supplement) as an Executory Contract or Unexpired Lease designated for assumption and assignment to the Debtor Liquidation Trust, (2) that is the subject of a separate motion or notice to assume or reject Filed by a Debtor and pending as of the Confirmation Hearing or (3) that previously expired or terminated pursuant to its own terms.

Except as otherwise previously approved by an order of the Bankruptcy Court, entry of the Confirmation Order by the Bankruptcy Court shall constitute an order, pursuant to sections 365(a) and 1123 of the Bankruptcy Code, approving the assumptions and assignments and the rejections of such Executory Contracts and Unexpired Leases as set forth in the preceding paragraph.  Unless otherwise indicated herein, assumptions and assignments and rejections of Executory Contracts and Unexpired Leases pursuant to this Plan shall be effective as of the Effective Date.  Each Executory Contract or Unexpired Lease assumed pursuant to this Plan or by Bankruptcy Court order and not assigned to a third party on or before the Effective Date shall vest in and be fully enforceable by the Debtor Liquidation Trust in accordance with its terms, except as such terms may have been modified by the provisions of this Plan or any order of the Bankruptcy Court authorizing its assumption pursuant to section 365 of the Bankruptcy Code; provided that if an assignment is pending as of the Effective Date, the Debtor Liquidation Trustee shall be authorized to take any and all actions necessary to implement such assignment.

To the maximum extent permitted by law, to the extent any provision (including, without limitation, any “change of control” provision) in any Executory Contract or Unexpired Lease assumed pursuant to this Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease, then such provision shall be deemed modified such that the assumption and assignment contemplated by this Plan shall not entitle the counterparty thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.  Notwithstanding anything to the contrary in this Plan, the Debtors reserve the right to alter, amend, modify or supplement Exhibit G to this Plan in their discretion prior to the Effective Date on no less than five days’ notice to any counterparty to an Executory Contract or Unexpired Lease affected thereby.

B.                                    Cure of Defaults for Executory Contracts and Unexpired Leases Assumed by the Debtor Liquidation Trust

With respect to any Executory Contract or Unexpired Lease assumed by the Debtor Liquidation Trust, any Cure Amount Claim shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Allowed amount of such Cure Amount Claim in Cash on the Effective Date, subject to the limitations described below, or on such other terms as the parties to any particular Executory Contracts or Unexpired Leases may otherwise agree.  In the event of a dispute regarding:  (1) the Allowed amount of any Cure Amount Claim; (2) the ability of the Debtor Liquidation Trust or another assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed; or (3) any other matter pertaining to assumption, no payments on account of the Cure Amount Claim shall be made until such dispute is resolved by a Final Order.  At least 14 days before the Confirmation Hearing, the Debtors shall file and distribute, or cause to be distributed, notices of proposed assumption and proposed amounts of Cure Amount Claims to the applicable counterparties.  Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption and assignment or the related amount of the Cure Amount Claim must be Filed, served and actually received by the Debtors on the later of:  (1) three days before the date of the Confirmation Hearing; and (2) seven days after receiving notice of any amendment, modification or supplement to Exhibit G.  Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption and assignment or Cure Amount Claim will be deemed to have assented to such assumption and assignment or Cure Amount Claim.

Payment of the Allowed Cure Amount Claim upon the assumption and assignment of any Executory Contract or Unexpired Lease pursuant to this Plan shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, under such Executory Contract or Unexpired Lease occurring at any time prior to the effective date of the assumption and assignment.  Any proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed and assigned and with respect to which the Allowed Cure Amount Claim has been paid shall be deemed disallowed and expunged without further notice, action, order or approval of the Bankruptcy Court.

C.                                    Claims Based on Rejection of Executory Contracts and Unexpired Leases

Unless otherwise provided by a Bankruptcy Court order, any proofs of Claim asserting Claims arising from the rejection of any Executory Contracts and Unexpired Leases pursuant to this Plan must be Filed with the Claims and Noticing Agent within 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection.

Any proofs of Claim arising from the rejection of any Executory Contracts and Unexpired Leases that are not timely Filed shall be disallowed automatically, forever barred from assertion, and shall not be enforceable against any Debtor or the Liquidation Trusts without the need for any objection by the Debtors or the Liquidation Trusts or further notice to or action, order or approval of the Bankruptcy Court.

The Committee Liquidation Trust reserves the right to object to, settle, compromise or otherwise resolve any Claim Filed on account of a rejected Executory Contract or Unexpired Lease.

Holders of Claims arising from the rejection of Executory Contracts and Unexpired Leases with respect to which no proof of Claim is timely Filed will be forever barred from asserting a Claim against the Debtors, the Estates, the Liquidation Trusts or the property of any of the foregoing, unless otherwise expressly allowed by the Bankruptcy Court.

D.                                    Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into or assumed by a Debtor after the Petition Date (other than the Insurance Policies, Gateway TSA, PlanetArt TSA, FTD/ProFlowers APA, Gourmet Foods APA and Personal Creations APA, and all ancillary documents to the foregoing, and those contracts listed on Exhibit G) that were not assigned to the Debtor Liquidation Trust shall be considered repudiated by the applicable Debtor as of the Effective Date, and the counterparties to such contracts, if they believe that such repudiation constitutes a breach of such contract or lease, must File a Claim within 30 days of the Effective Date in accordance with this Plan or have their rights forever waived and released.

E.                                    Insurance Policies

All rights of the Debtors under the Insurance Policies shall automatically become vested in the Debtor Liquidation Trust as of the Effective Date without necessity for further approvals or orders, however, to the extent that any of the rights of a Debtor or Debtors in one or more of said Insurance Policies are disputed in a court proceeding, or otherwise by any insurance company that issued one or more of such Insurance Policies, all rights of the Debtors under the Insurance Policies shall mean any such rights as are finally determined by the Court having jurisdiction over such dispute or by the terms of any settlement thereof.  Nothing in the Plan or Confirmation Order shall preclude Provide Commerce v. Sentry Insurance et al., and Sentry Insurance’s counterclaim therein, Case No. 12-cv-00516, from being litigated in the United States District Court for the Southern District of California (the court presently having jurisdiction over such case at this time), the United States Bankruptcy Court for the District of Delaware, or any other court.

To the extent that any such Insurance Policies are deemed Executory Contracts, then, unless such Insurance Policies have been rejected pursuant to an order of the Bankruptcy Court (including the Confirmation Order), notwithstanding anything to the contrary in this Plan, this Plan shall constitute a motion to assume and assign to the Debtor Liquidation Trust, permit to “ride through” or ratify such Insurance Policies.  Subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute both approval of such assumption and assignment pursuant to section 365 of the Bankruptcy Code and a finding by the Bankruptcy Court that such assumption and assignment is in the best interests of the Estates.  Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed upon by the parties prior to the Effective Date, no payments shall be required to cure any defaults existing as of the Confirmation Date with respect to any Insurance Policy assumed and assigned to the Debtor Liquidation Trust pursuant to this Section IV.E.  Nothing in this Plan shall impair the rights of the Debtor Liquidation Trust with respect to (or affect the coverage under) any Insurance Policy that provides liability coverage for officers, directors and other fiduciaries of the Debtors and their Affiliates.

On the Effective Date, the Debtors shall transfer the Benefits Plans to the Debtor Liquidation Trust, and the Benefits Plans shall vest in the Debtor Liquidation Trust on such date, to be terminated by the Debtor Liquidation Trustee in its discretion, subject to the terms of the Debtor Liquidation Trust Agreement.

F.                                     Reservation of Rights

Nothing contained in this Plan or the Plan Supplement, nor the Debtors’ delivery of a notice of proposed assumption and proposed Cure Amount Claim to an applicable counterparty, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor has any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired on the Effective Date, the Debtor Liquidation Trustee shall have 30 days following entry of a Final Order resolving such dispute to determine whether to alter the treatment of such contract or lease hereunder.

ARTICLE V
PROVISIONS REGARDING DISTRIBUTIONS

A.                                    Distributions for Claims Allowed as of the Effective Date

Except as otherwise provided in this Article V, Distributions to be made on the Effective Date to Holders of Allowed Claims as provided by Article II or this Article V shall be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable by the Debtor Liquidation Trust.

B.                                    Method of Distributions to Holders of Claims

All Distributions to be made under this Plan shall be made by the Disbursing Agent or such Third Party Disbursing Agents as the Liquidation Trustees may employ in their sole discretion.  Each Disbursing Agent may serve without bond, and any Disbursing Agent may employ or contract with other entities to assist in or make the Distributions required by this Plan, if approved by the applicable Liquidation Trustee.

C.                                    Disbursing Agent

1.                                      Powers of the Disbursing Agent

The Disbursing Agent shall be empowered to:  (a) make all Distributions contemplated in this Plan; (b) effectuate all actions and execute all agreements, instruments and other documents necessary to perform its duties under this Plan; and (c) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2.                                      Expenses Incurred on or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, consistent with Sections III.B.6 and III.C.6 of the Plan, the amount of any reasonable fees and out-of-pocket expenses incurred by a Disbursing Agent on or after the Effective Date (including Taxes) and any reasonable compensation to such Disbursing Agent for services rendered shall be paid in Cash by the Debtor Liquidation Trustee from the Debtor Liquidation Trust Assets or the Committee Liquidation Trustee from the Committee Liquidation Trust Assets in accordance with the terms of the applicable Liquidation Trust Agreement.

3.                                      No Liability

Except on account of gross negligence or willful misconduct, the Disbursing Agent shall have no (a) liability to any party for actions taken in accordance with this Plan or in reliance upon information provided to it in accordance with this Plan or (b) obligation or liability to any party who does not hold a Claim against the Debtors as of the Distribution Record Date or any other date on which a Distribution is made or who does not otherwise comply with the terms of this Plan.

D.                                    Disputed Claims Reserves

1.                                      Establishment of Disputed Claims Reserves

On the Effective Date or as soon thereafter as is reasonably practicable, the Committee Liquidation Trustee shall establish a Disputed Claims Reserve for Disputed General Unsecured Claims, which reserve shall be administered by the Committee Liquidation Trustee.  The Committee Liquidation Trustee shall reserve, in Cash or other property, on account of the full asserted amount (or such lesser amount as may be determined or estimated by the Bankruptcy Court after notice and a hearing in accordance with Article VI hereof) with respect to each such Disputed Claim.  For the avoidance of doubt, the Committee Liquidation Trustee may administer the Disputed Claims Reserve by book entry.

2.                                      Maintenance of Disputed Claims Reserves

To the extent that the property placed in the Disputed Claims Reserve consists of Cash, that Cash shall be deposited in an interest-bearing account.  The property in the Disputed Claims Reserve shall be held in trust for the benefit of the Holders of General Unsecured Claims ultimately determined to be Allowed Claims.  The Disputed Claims Reserve shall be closed by the Committee Liquidation Trust when all Distributions required to be made under this Plan to the Holders of General Unsecured Claims will have been made in accordance with the terms of this Plan.  Upon closure of the Disputed Claims Reserve, all Cash (including any investment yield on the Cash) and other property held in the Disputed Claims Reserve shall be distributed in accordance with this Plan or the Committee Liquidation Trust Agreement, as applicable.

E.                                    Investment of Trust Accounts

To assist in making distributions under this Plan, the Trust Accounts may be held in the name of the applicable Liquidation Trustee or in the name of one or more Third Party Disbursing Agents for the benefit of Holders of Allowed Claims under this Plan, or a secondary Trust Account may be created in the name of the Third Party Disbursing Agent for the purpose of making disbursements.  The Liquidation Trustees shall invest, or shall direct the Third Party Disbursing Agents to invest, Cash in the Trust Accounts, subject to any limitations established by the Liquidation Trust Agreements; provided, however, that should a Liquidation Trustee determine, in its sole discretion, that the administrative costs associated with such investment will exceed the return on such investment, it may direct the Third Party Disbursing Agent not to invest such Cash.  Distributions of Cash from accounts held by Third Party Disbursing Agents will include a Pro Rata share of any interest or other proceeds, if any, from such investment of Cash, net of any Taxes payable with respect thereto.

F.                                     Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.                                      Delivery of Distributions

Distributions to holders of Allowed Claims will be made by a Disbursing Agent:  (a) at the addresses set forth on the respective proofs of Claim Filed by Holders of such Claims or request for payment of Administrative Expense Claim, as applicable; (b) at the address for a Claim transferee set forth in a valid and timely notice of transfer of Claim Filed with the Bankruptcy Court; (c) at the addresses set forth in any written notice of address change Filed with the Bankruptcy Court or delivered to the Disbursing Agent after the date of Filing of any related proof of Claim; (d) at the addresses reflected in the applicable Debtor’s Schedules if no proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address; or (e) if clauses (a) through (d) are not applicable, at the last address directed by such holder after such Claim becomes an Allowed Claim.

2.                                      Undeliverable Distributions Held by Disbursing Agents

a.                                      Holding of Undeliverable Distributions

If any Distribution to a Holder of an Allowed Claim is returned to a Disbursing Agent as undeliverable, no further Distributions will be made to such Holder unless and until the applicable Disbursing Agent is notified by written certification of such Holder’s then-current address.  Subject to Section V.F.2.c below, Distributions returned to a Disbursing Agent or otherwise undeliverable will remain in the possession of the applicable Disbursing Agent until such time as a Distribution becomes deliverable.  Subject to Section V.F.2.c, while remaining in the possession of the applicable Disbursing Agent, undeliverable Distributions will be held for the benefit of the potential claimants of such Distributions.

b.                                      After Distributions Become Deliverable

On each Distribution Date, the applicable Disbursing Agent will make all Distributions that became deliverable to holders of Allowed Claims after the most recent Distribution Date; provided, however, that the applicable Disbursing Agent, in its sole discretion, may establish a record date prior to each Distribution Date, such that only Claims allowed as of the record date will participate in such periodic Distribution.  Notwithstanding the foregoing, the applicable Disbursing Agent reserves the right, if it determines a Distribution on any Distribution Date is uneconomical or unfeasible, or is otherwise unadvisable, to postpone a Distribution Date.

c.                                       Failure to Claim Undeliverable Distributions

Any Holder of an Allowed Claim that does not assert its right to an undeliverable Distribution prior to the date that is 90 days prior to the Final Distribution Date will be forever barred from asserting any such Claim against the Debtors, the Estates, the Liquidation Trusts, the Liquidation Trustees or the property of any of the foregoing.  In such cases, unclaimed Distributions will be maintained for redistribution to other claimants entitled to Distributions pursuant to the Plan.

G.                                   Distribution Record Date

As of 5:00 p.m. (prevailing Eastern Time) on the Distribution Record Date, the transfer registers for Claims shall be closed.  The Disbursing Agent shall have no obligation to recognize the transfer or sale of any Claim that occurs after such time on the Distribution Record Date and shall be entitled for all purposes herein to recognize and make Distributions only to those Holders who are Holders of Claims as of 5:00 p.m. on the Distribution Record Date.

Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to 5:00 p.m. (prevailing Eastern Time) on the Distribution Record Date shall be treated as the Holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.

H.                                   De Minimis Distributions

No Distribution of less than $100 shall be made by the Disbursing Agent.  Each such Distribution shall revest in the Debtor Liquidation Trust or Committee Liquidation Trust, as applicable, for distribution to Holders of other Allowed Claims in the applicable Class in accordance with this Plan.  Whenever a payment of a fraction of a dollar would otherwise be called for, the actual payment may reflect a rounding down to the nearest whole dollar.

I.                                        Compliance with Tax Requirements

In connection with this Plan, the Disbursing Agent shall comply with all Tax withholding and reporting requirements imposed on them by any Governmental Unit, and all Distributions shall be subject to such withholding and reporting requirements.  Notwithstanding any provision in this Plan to the contrary, the Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the Distribution to generate sufficient funds to pay applicable withholding Taxes, withholding Distributions pending receipt of information necessary to facilitate such Distributions or establishing any other mechanisms the Disbursing Agent believes are reasonable and appropriate.  The Disbursing Agent shall have the right to allocate all Distributions in compliance with applicable wage garnishments, alimony, child support and other spousal awards, liens and encumbrances.

The Disbursing Agent shall be authorized to require each Holder of a Claim to provide it with an executed Form W-9, Form W-8 or other appropriate tax form or documentation as a condition precedent to being sent a Distribution.  The applicable Disbursing Agent shall provide advance written notice of such requirement to each Holder of a Claim affected thereby.  The notice shall provide each Holder of a Claim with a specified time period after the date of mailing of such notice to provide an executed Form W-9, Form W-8 or other tax form or documentation to the Disbursing Agent.  If a Holder of an Allowed Claim does not provide the Disbursing Agent with an executed Form W-9, Form W-8 or other tax form or documentation within the time period specified in such notice, or such later time period agreed to by the Disbursing Agent in writing in its discretion, then the Disbursing Agent, in its sole discretion, may (1) make a Distribution net of any applicable withholding or (2) determine that such Holder shall be deemed to have forfeited the right to receive any Distribution, in which case, any such Distribution shall revert to the Debtor Liquidation Trust or Committee Liquidation Trust, as applicable, for Distribution on account of other Allowed Claims pursuant to the Plan and the Claim of the Holder originally entitled to such Distribution shall be waived, discharged and forever barred without further order of the Bankruptcy Court.

J.                                      Manner of Payment Under the Plan

Unless a Holder of an Allowed Claim and the Disbursing Agent otherwise agree, any Distribution to be made in Cash shall be made, at the election of the Disbursing Agent, by check drawn on a domestic bank or by wire transfer from a domestic bank.  Cash payments to foreign creditors may, in addition to the foregoing, be made at the option of the Disbursing Agent in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

K.                                   Time Bar to Cash Payments

Checks issued in respect of Allowed Claims shall be null and void if not negotiated within 180 days after the date of issuance thereof.  Requests for reissuance of any voided check shall be made directly to the Disbursing Agent by the Entity to whom such check was originally issued.  Any claims in respect of such voided check shall be discharged and forever barred and such unclaimed Distribution shall be re-allocated as set forth in Section V.F.2 of this Plan, notwithstanding any federal or state escheat laws to the contrary.

L.                                    Setoffs

Except with respect to Claims released pursuant to this Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with this Plan, the Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Claim (and the Distributions to be made on account of such Claim), counterclaims, rights and causes of action of any nature that such Debtor may hold against the Holder of such Claim; provided, however, that the failure to effectuate such a setoff shall not constitute a waiver or release by the applicable Debtor, the applicable Liquidation Trust or the Disbursing Agent of any Causes of Action that the Debtors or Liquidation Trusts may possess against the Holder of a Claim.

M.                                 Allocation Between Principal and Accrued Interest

Interest shall not accrue on any Holder’s Claim entitled to a Distribution from Liquidation Trust Assets in respect of the period from the Petition Date to the date a final Distribution is made on such Claim.  To the extent that any Allowed Claim entitled to a Distribution from Liquidation Trust Assets consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such Distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

N.                                    Distributions to Holders of Disputed Claims

Notwithstanding any other provision of this Plan:  (1) no Distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim, if ever; and (2) except as otherwise agreed to by the relevant parties, no partial Distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, any Distributions shall be made to the Holder of such Allowed Claim in accordance with the provisions of this Plan.  On the Distribution Date that is at least 30 days after a Disputed Claim becomes an Allowed Claim (or such lesser period as the Disbursing Agent may determine), the Holder of such Claim shall receive any Distribution to which such Holder would have been entitled under the Plan as of the Effective Date (including any Distribution such Holder would have been entitled to on the Distribution Date on which such Holder is receiving its initial Distribution) if such claim had been Allowed as of the Effective Date, without any interest to be paid on account of such Claim.

O.                                   Claims Paid or Payable by Third Parties

1.                                      Claims Paid by Third Parties

To the extent that the Holder of an Allowed Claim receives a Third Party Payment, the applicable Liquidation Trustee shall be authorized to reduce, for the purposes of Distribution, the Allowed amount of such Claim by the amount of the Third Party Payment, and such Claim shall be disallowed or deemed satisfied, as applicable, to the extent of the Third Party Payment without an objection having to be Filed and without any further notice to or action, order or approval of the Bankruptcy Court.

2.                                      Claims Payable by Insurance

No Distributions shall be made on account of any Allowed Claim that is payable pursuant to an Insurance Policy until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy.  To the extent that any of the Debtors’ insurers agrees to satisfy in full or in part an Allowed Claim, then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without an objection having to be Filed and without any further notice to or action, order or approval of the Bankruptcy Court.

Except as otherwise provided in this Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable Insurance Policy.  Nothing contained in this Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any other Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

ARTICLE VI
DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS

A.                                    Allowance of Claims

After the Effective Date and as applicable, the Liquidation Trustees shall have any and all rights and defenses that the Debtors had with respect to any Claim immediately before the Effective Date, except with respect to any Claim deemed Allowed or released under this Plan.

Any Claim that has been listed in the Schedules as disputed, contingent or unliquidated, and for which no proof of Claim has been timely Filed, is not considered Allowed and shall be expunged without further action and without any further notice to or action, order or approval of the Bankruptcy Court.

B.                                    Prosecution of Objections to Claims

1.                                      Authority to Prosecute and Settle Claims

Except as otherwise specifically provided in this Plan, the Debtors, prior to the Effective Date, and the Liquidation Trustees, after the Effective Date and as applicable, shall have the authority to:  (a) File, withdraw or litigate to judgment, objections to Claims; (b) settle or compromise any Disputed Claim (other than a Professional

Fee Claim) without any further notice to or action, order or approval by the Bankruptcy Court; and (c) direct the Claims and Noticing Agent to adjust the claims register to reflect any such resolutions without any further notice to or action, order or approval by the Bankruptcy Court.

2.                                      Pending Objections

To the extent that the Debtors have Filed objections to General Unsecured Claims that remain pending as of the Effective Date, the Committee Liquidation Trustee shall be substituted as the objecting party without further action of the parties or order of the Court.  To the extent that the Debtors have Filed objections to any other Claims that remain pending as of the Effective Date, the Debtor Liquidation Trustee shall be substituted as the objecting party without further action of the parties or order of the Court.

3.                                      Application of Bankruptcy Rules

To facilitate the efficient resolution of Disputed Claims, the Liquidation Trustees shall, notwithstanding Bankruptcy Rule 3007(c), be permitted to File omnibus objections to Claims.

4.                                      Authority to Amend Schedules

The Debtor Liquidation Trustee will have the authority to amend the Schedules with respect to any Claim other than a General Unsecured Claim, and the Committee Liquidation Trustee will have the authority to amend the Schedules with respect to the General Unsecured Claims, and the Liquidation Trustees, as applicable, will have the authority to make distributions based on such amended Schedules (if no proof of Claim is timely Filed in response thereto) without approval of the Bankruptcy Court.  If any such amendment to the Schedules reduces the amount of a Claim or changes the nature or priority of a Claim, the applicable Liquidation Trustee, in accordance with the Bar Date Order, will provide the Holder of such Claim with notice of such amendment and such Holder will have 30 days to File an objection to such amendment in the Bankruptcy Court.

5.                                      Request for Extension of Claims Objection Bar Date

Upon motion to the Bankruptcy Court, a Liquidation Trustee may request one or more extensions to the Claims Objection Bar Date generally or with respect to a specific list of Claims.  The Claims Objection Bar Date will be tolled pending the Bankruptcy Court’s ruling on such request.  Any extension granted by the Bankruptcy Court shall not be considered to be a Plan modification under section 1127 of the Bankruptcy Code.

C.                                    Estimation of Claims

The Debtors, prior to the Effective Date, and the Liquidation Trustees after the Effective Date, and as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection.  The Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to such Claim or during the appeal relating to such objection.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under this Plan (including for purposes of Distributions), and the relevant Debtor or Liquidation Trustee (as the case may be) may elect to pursue any supplemental proceedings to object to any ultimate Distribution on such Claim.

D.                                    Claims Subject to Pending Actions

Except as otherwise provided in this Plan, any Claims held by Entities against which a Debtor or the Committee Liquidation Trustee Files a complaint constituting an Avoidance Action, shall be deemed Disputed Claims pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any Distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due as a result, if any, have been turned over by that Entity to the Committee Liquidation Trust.

E.                                    Offer of Judgment

The Debtors, before the Effective Date, and the Liquidation Trustees, after the Effective Date and as applicable, are authorized to serve upon a Holder of a Disputed Claim an offer to allow judgment to be taken on account of such Disputed Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment.  To the extent the Holder of a Disputed Claim must pay the costs incurred by the Debtors or a Liquidation Trustee, after the making of such offer, the Debtors or Liquidation Trustee, as applicable, may set off such amounts against the amount of any Distribution to be paid to such Holder without any further notice to or action, order or approval of the Bankruptcy Court.

ARTICLE VII
CONFIRMATION OF THE PLAN

A.                                    Conditions Precedent to Confirmation

The Bankruptcy Court shall not be requested to enter the Confirmation Order unless and until the following conditions have been satisfied or duly waived pursuant to Section VII.C below:

1.                                      The Disclosure Statement Order shall have been entered and shall not have been stayed, modified or vacated on appeal.

2.                                      This Plan and the Confirmation Order shall be in form and substance reasonably acceptable to the Debtors, the Creditors’ Committee and the Secured Parties.

B.                                    Conditions Precedent to the Effective Date

The Effective Date will not occur, and the Plan will not be consummated, unless and until the following conditions have been satisfied or duly waived pursuant to Section VII.C below:

1.                                      The Confirmation Order shall be in full force and effect, and no stay thereof shall be in effect.

2.                                      The Debtor Liquidation Trust Agreement shall have been executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Unit in accordance with applicable laws, and the Trust Accounts pursuant to the Debtor Liquidation Trust Agreement shall be created and funded as set forth in the Plan.

3.                                      The Debtor Liquidation Trustee shall have been appointed and have accepted his or her appointment.

4.                                      The Committee Liquidation Trust Agreement shall have been executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Unit in accordance with applicable laws, and the Trust Accounts pursuant to the Committee Liquidation Trust Agreement shall be created and funded as set forth in the Plan.

5.                                      The Committee Liquidation Trustee shall have been appointed and have accepted his or her appointment.

6.                                      All other documents and agreements necessary to implement this Plan on the Effective Date shall have been executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Unit in accordance with applicable laws.

7.                                      The Professional Fee Escrow Account shall be created and funded as set forth herein.

8.              All statutory fees and obligations then due and payable to the U.S. Trustee shall have been paid in full.

9.              All other actions required to be taken in connection with the Effective Date shall have occurred.

C.                                    Waiver of Conditions to Confirmation or the Effective Date

Each condition to Confirmation set forth in Section VII.A and the conditions to the Effective Date set forth in Sections VII.B.1, 6, 7 and 9 may be waived in whole or in part at any time by the Debtors, the Creditors’ Committee and the Secured Parties without an order of the Bankruptcy Court.  The conditions to the Effective Date set forth in Sections VII.B.2 and 3 may be waived in whole or in part at any time by the Debtors and the Secured Parties without an order of the Bankruptcy Court.  The conditions to the Effective Date set forth in Sections VII.B.4 and 5 may be waived in whole or in part at any time by the Debtors and the Creditors’ Committee without an order of the Bankruptcy Court.

D.                                    Effect of Nonoccurrence of Conditions to the Effective Date

The Debtors reserve the right to seek to withdraw this Plan at any time prior to the Effective Date.  If this Plan is withdrawn pursuant to this Section:  (1) each of this Plan and the Confirmation Order shall be null and void in all respects, including with respect to (a) the assumption, assumption and assignment or rejection of Executory Contracts and Unexpired Leases and (b) the releases described in Section VII.F.3; and (2) nothing contained in this Plan or the Confirmation Order shall (a) constitute a waiver or release of any Claims by or against, or any Interest in, any Debtor or (b) prejudice in any manner the rights of the Debtors or any other party in interest.

E.                                    Nonconsensual Confirmation

Because Class 5 is conclusively presumed to have rejected this Plan, the Debtors request that the Bankruptcy Court confirm this Plan in accordance with section 1129(b) of the Bankruptcy Code with respect to such non-accepting Class, and this Plan shall constitute a motion for such relief.  The Debtors reserve the right, without any delay in the occurrence of the Confirmation Hearing or the Effective Date, to amend this Plan in accordance with Section IX.A.

F.                                     Effect of Confirmation

1.                                      Dissolution of Official Committees

On the Effective Date, the Creditors’ Committee and any other statutory committee appointed in the Chapter 11 Cases shall dissolve and members thereof shall be released and discharged from any further authority, duties, responsibilities and obligations related to, or arising from, the Chapter 11 Cases, except that the Creditors’ Committee shall continue in existence and have standing and capacity to prepare and prosecute applications for the payment of fees and reimbursement of expenses incurred by the Creditors’ Committee or its respective Professionals and to object to the applications for the payment of fees and reimbursement of expenses incurred by the Professionals retained by the Debtors; provided, however, that any fees and expenses incurred in filing and/or prosecuting any such objections shall be paid solely from Committee Liquidation Trust Assets.

2.                                      Exculpation

Except as otherwise specifically provided in this Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, postpetition conduct within the Chapter 11 Cases, the Disclosure Statement, this Plan, the Asset Sales or any Dissolution Transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement or this Plan, the Asset Sales, postpetition conduct within the Chapter 11 Cases, the pursuit of Confirmation, the administration and implementation of this Plan, or the distribution of property under this Plan or any other related agreement, except for claims related to any act or omission that is determined in a

Final Order to have constituted actual fraud or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Plan.

Notwithstanding anything herein to the contrary, nothing in the foregoing paragraph shall exculpate any Person or Entity from any liability resulting from any act or omission constituting fraud, willful misconduct, gross negligence, criminal conduct, malpractice, misuse of commercially sensitive confidential information for competitive purposes that causes damages, or ultra vires acts as determined by a Final Order.

3.                                      Releases

a.                                      Releases by the Debtors

On and after the Effective Date, each Released Party is deemed released and discharged by the Debtors and their Estates from any and all Claims and Causes of Action, including any derivative claims asserted on behalf of the Debtors (excluding, for the avoidance of doubt, any Challenge brought pursuant to the terms of the Final DIP Order), that the Debtors or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ capital structure, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among a Debtor and another Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the Plan, the Asset Sales, or any Dissolution Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement, the Plan, the Asset Sales, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the administration and implementation of this Plan, or the distribution of property under this Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for any claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct or gross negligence.

Notwithstanding anything to the contrary in the foregoing paragraph, the releases and discharges set forth in this Section VII.F.3.a:  (i) do not release any post-Effective Date obligations of any party or Entity under this Plan, any Dissolution Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan; and (ii) do not affect the rights of Holders of Allowed Claims or Interests to receive Distributions under this Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the releases herein, which includes by reference each of the related provisions and definitions contained herein.

b.                                      Releases by Holders of Claims and Interests

As of the Effective Date, except as otherwise provided herein, each Releasing Party is deemed to have released and discharged each Released Party from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims asserted on behalf of the Debtors (excluding, for the avoidance of doubt, any Challenge brought pursuant to the terms of the Final DIP Order), that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among a Debtor and another Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the Plan, the Asset Sales, or any Dissolution Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement, the Plan, the Asset Sales, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the administration and implementation of this Plan, or the distribution of property under this Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for any claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct or gross negligence.

Notwithstanding anything to the contrary in the foregoing paragraph, the releases and discharges set forth in this Section VII.F.3.b:  (i) do not release any post-Effective Date obligations of any party or Entity under this Plan, any Dissolution Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan; and (ii) do not affect the rights of Holders of Allowed Claims or Interests to receive Distributions under this Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the releases herein, which includes by reference each of the related provisions and definitions contained herein.

4.                                      Injunction

Except as otherwise expressly provided in this Plan or for Distributions required to be paid or delivered pursuant to this Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to this Plan, or are subject to exculpation pursuant to Section VII.F.2 of this Plan, are enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Released Parties or the Exculpated Parties (to the extent of the exculpation provided pursuant to Section VII.F.2 of this Plan with respect to the Exculpated Parties):  (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; and (d) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released pursuant to this Plan.  For the avoidance of doubt and notwithstanding anything else in the Plan, the Debtors are not receiving a discharge under section 524(a) of the Bankruptcy Code and, solely with respect to the Debtors, the injunction set forth herein shall terminate upon the distribution of all of the Debtors’ property under the Plan and the closing of the Chapter 11 Cases.

5.                                      SEC Carve Out

Notwithstanding any language to the contrary contained in the Plan and/or the Confirmation Order, no provision of this Plan or the Confirmation Order shall (a) preclude the SEC from enforcing its police or regulatory powers; or, (b) enjoin, limit, impair or delay the SEC from commencing or continuing any claims, causes of action, proceedings or investigations against any non-Debtor person or non-Debtor entity in any forum.

G.                                   Votes Solicited in Good Faith

Upon entry of the Confirmation Order, (1) the Debtors will be deemed to have solicited votes on this Plan in good faith and in compliance with the Bankruptcy Code and (2) pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale and purchase of securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals will have any liability for the violation of any applicable law, rule or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale or purchase of any securities offered and sold under this Plan and any previous plan.

ARTICLE VIII
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction to the maximum extent permitted by law, and non-exclusive jurisdiction to the extent otherwise, over all matters arising out of, and related to, the Chapter 11 Cases and this Plan, including, among other things, jurisdiction to:

A.                                    Allow, disallow, estimate, determine, liquidate, reduce, classify, re-classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of (1) any request for payment of any Administrative Expense Claim and (2) any and all objections to the amount, allowance, priority or classification of Claims or Interests;

B.                                    Grant or deny any applications for allowance of any Professional Fee Claims for periods ending on or before the Confirmation Date;

C.                                    Resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including any Cure Amount Claims;

D.                                    Ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

E.                                     Decide or resolve any motions, adversary proceedings, contested matters and any other matters Filed in the Bankruptcy Court involving any Debtor or a Liquidation Trust that may be pending on the Effective Date or brought thereafter;

F.                                      Enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Chapter 11 Cases, the Committee Settlement, this Plan, the Disclosure Statement or the Confirmation Order;

G.                                    Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of this Plan, the Confirmation Order or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to this Plan or the Confirmation Order;

H.                                   Modify this Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with this Plan, in such manner as may be necessary or appropriate to consummate this Plan and the transactions contemplated hereby;

I.                                        Hear and determine any matter, case, controversy, suit, dispute or Cause of Action regarding the existence, nature and scope of the releases, injunctions and exculpation provided under this Plan, and issue injunctions, enforce the injunctions contained in this Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to implement, enforce or restrain interference by any Entity with respect to the consummation, implementation or enforcement of this Plan or the Confirmation Order, including the releases, injunctions and exculpation provided under this Plan;

J.                                        Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or if Distributions pursuant to this Plan are enjoined or stayed;

K.                                    Determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with this Plan, the Disclosure Statement, the Confirmation Order or the Committee Settlement;

L.                                     Enforce, clarify or modify any orders previously entered by the Bankruptcy Court in the Chapter 11 Cases;

M.                                 Determine matters concerning state, local and federal Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for Taxes;

N.                                    Assist in recovery of all assets of the Estates, wherever located;

O.                                    Enter a final decree closing the Chapter 11 Cases; and

P.                                      Hear any other matter over which the Bankruptcy Court has jurisdiction.

ARTICLE IX
MISCELLANEOUS PROVISIONS

A.                                    Modification of the Plan

Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, the Debtors reserve the right to alter, amend or modify this Plan before the Effective Date.  Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to this Plan without further order or approval of the Bankruptcy Court.  Holders of Claims that have accepted this Plan shall be deemed to have accepted this Plan as amended, modified or supplemented, if the proposed amendment, modification or supplement does not materially and adversely change the treatment of such Claim; provided, however, that any Holders of Claims who were deemed to accept this Plan because such Claims were Unimpaired shall continue to be deemed to accept this Plan only if, after giving effect to such amendment, modification or supplement, such Claims continue to be Unimpaired.

B.                                    Revocation of the Plan or Non-Occurrence of the Confirmation Date or Effective Date

The Debtors reserve the right to revoke or withdraw this Plan as to any (or all) of the Debtors prior to the Effective Date.  If this Plan is revoked or withdrawn as to any (or all) of the Debtors, or if the Confirmation Date or the Effective Date as to any (or all) of the Debtors does not occur, then this Plan shall be null and void in all respects solely with respect to such Debtors, and nothing contained in this Plan shall:  (1) prejudice in any manner the rights of any Debtor or any other party in interest; (2) constitute a waiver or release of any claims by or against, or any interests in, any of the Debtors or any other Entity; or (3) constitute an admission of any sort by any Debtor or any other Entity.  The revocation or withdrawal of this Plan with respect to one or more Debtors shall not require the re-solicitation of this Plan with respect to the remaining Debtors.

C.                                    Conversion or Dismissal of Certain of the Chapter 11 Cases

If the requisite Classes do not vote to accept this Plan or the Bankruptcy Court does not confirm this Plan with respect to any Debtor, such Debtor shall have the right to seek to have its Chapter 11 Case dismissed or converted, or to liquidate or dissolve itself under applicable nonbankruptcy law or chapter 7 of the Bankruptcy Code.

D.                                    Inconsistency

In the event of any inconsistency among this Plan, the Disclosure Statement or any exhibit or schedule to the Disclosure Statement, the provisions of this Plan shall govern.  In the event of any inconsistency among this Plan and any document or agreement Filed in the Plan Supplement, such document or agreement shall control.  In the event of any inconsistency among this Plan or any document or agreement Filed in the Plan Supplement and the Confirmation Order, the Confirmation Order shall control.

E.                                    Exhibits and Schedules

All exhibits and schedules to this Plan (including, but not limited to, the Plan Supplement) are incorporated into and constitute a part of this Plan as if set forth herein.

F.                                     Exemption from Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, the transfer of any property under the Plan (including transfers to and from the Liquidation Trusts), the making or delivery of any instrument of transfer pursuant to, in implementation of or as contemplated by, the Plan or the revesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of or as contemplated by, the Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee.  Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any stamp tax, transfer tax or similar tax or fee.

G.                                   Severability

If prior to the entry of the Confirmation Order, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court may, at the request of the Debtors, alter and interpret such term or provision to the extent necessary to render it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as so altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remaining terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

H.                                   Successors and Assigns

Except as expressly provided otherwise in this Plan, the rights, benefits and obligations of any Person named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign, affiliate, representative, beneficiary or guardian, if any, of each Person.

I.                                        Service of Documents

Any pleading, notice or other document required by this Plan or the Confirmation Order to be served on or delivered to counsel to:  (1) the Debtors; (2) the Secured Parties; or (3) the Creditors’ Committee must be sent via electronic mail, overnight delivery service, or hand delivery on:

1.                                      The Debtors

Heather Lennox

Thomas A. Wilson

JONES DAY

901 Lakeside Avenue

Cleveland, Ohio 44114

Email:    hlennox@jonesday.com

tawilson@jonesday.com

-and-

Brad B. Erens

Caitlin K. Cahow

JONES DAY

77 West Wacker

Chicago, Illinois 60601

Email:    bberens@jonesday.com

ccahow@jonesday.com

-and-

Daniel J. DeFranceschi

Paul N. Heath

Brett M. Haywood

Megan E. Kenney

Sarah E. Silveira

RICHARDS, LAYTON & FINGER, P.A

One Rodney Square

920 N. King Street

Wilmington, Delaware 19801

Email:    defranceschi@rlf.com

heath@rlf.com

haywood@rlf.com

kenney@rlf.com

silveira@rlf.com

2.                                      The Secured Parties

James R. Langdon

MOORE & VAN ALLEN, PLLC

100 North Tryon Street

Suite 4700

Charlotte, North Carolina 28202

Email:            jimlangdon@mvalaw.com

-and-

Mary F. Caloway

BUCHANAN INGERSOLL & ROONEY PC

919 North Market Street

Suite 990

Wilmington, Delaware 19801

Email:            mary.caloway@bipc.com

3.                                      The Creditors’ Committee

Eric R. Wilson

Jason R. Adams

Lauren S. Schlussel

Maeghan J. McLoughlin

KELLEY DRYE & WARREN LLP

101 Park Avenue

New York, New York 10178

Email:    ewilson@kelleydrye.com

jadams@kelleydrye.com

lschlussel@kelleydrye.com

mmcloughlin@kelleydrye.com

-and-

Jennifer R. Hoover

Kevin M. Capuzzi

BENESCH, FRIEDLANDER, COPLAN & ARONOFF LLP

222 Delaware Avenue

Suite 801

Wilmington, Delaware 19801

Email:    jhoover@beneschlaw.com

kcapuzzi@beneschlaw.com

ARTICLE X
CONFIRMATION REQUEST

The Debtors request Confirmation of this Plan pursuant to section 1129 of the Bankruptcy Code.

Dated: December 13, 2019	Respectfully submitted,

GUE Liquidation Companies, Inc. (f/k/a FTD Companies, Inc.), on its own behalf and on behalf of its Debtor-subsidiaries

	By:	/s/ Alan D. Holtz
	Name:	Alan D. Holtz
	Title:	Chief Restructuring Officer

EXHIBIT A

Gourmet Foods Reserve Amount Protocol

• Includes amounts payable on account of post-petition accounts payable, accruals, employee compensation / PTO, WARN and transition services obligations of the Estates

• To the extent such liabilities exceed estimated amounts, the Estates will recover a maximum of $450,000 from the sale escrow to fund these liabilities

•                  Should the Gourmet Foods Reserve not be depleted upon completion of the consummation of the Gourmet Foods sale and the wind down of the Gourmet Foods business, the following waterfall will be in place:

GOURMET FOODS RESERVE	$6,727,500
o The next $1,500,000 will go to the Estates to be used to fund the payment of prepetition amounts owed to the Secured Lenders;

o The next $500,000 will be added to the Wind Down Reserve, to the extent needed to wind-down the Debtors’ Estates, pay administrative claims of the Estates and for related purposes;

o Any remaining funds will go to the Estates to be used to fund the payment of prepetition amounts owed to the Secured Lenders.

EXHIBIT B

Debtor Liquidation Trust Agreement

EXHIBIT C

Committee Liquidation Trust Agreement

EXHIBIT D

Identity of the Debtor Liquidation Trustee

EXHIBIT E

Identity of the Committee Liquidation Trustee

EXHIBIT F

Retained Causes of Action

EXHIBIT G

Assumed Executory Contracts and Unexpired Leases

EXHIBIT H

Feasibility Analysis

EXHIBIT I

Liquidation Analysis